Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 3, 2020 (the “Effective Date”), by and among Mereo BioPharma Group plc, a company incorporated under the laws of England and Wales (the “Company”), with a registered office at 4th Floor, One Cavendish Place London W1G 0QF, United Kingdom, and the investors listed on Exhibit A-1 hereto (collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchasers in a private placement offering (the “Offering”) the following securities of the Company: (x) a unit (referred to for convenience as “Ordinary Units”), consisting of (i) one ordinary share of the Company, nominal value £0.003 per share (such class of shares, the “Ordinary Shares,” and all such shares to be issued to the Purchasers, the “Shares”) together with (ii) one warrant to subscribe for 0.50 Ordinary Shares (all such warrants to be issued to the Purchasers, the “Ordinary Warrants”), at a purchase price of £0.174 per Unit and (y) a unit (referred to for convenience as the “Convertible Units”) consisting of (i) one convertible promissory note in the original aggregate principal amount of £1, which shall be issued pursuant to the Convertible Loan Note Instrument (as defined below) substantially in the form of Part 1 of Schedule 1 thereto (all such convertible promissory notes to be issued to the Purchasers at the Closing (as defined below), the “Tranche 1 Notes” and, each, a “Tranche 1 Note”) together with (ii) warrants to purchase a number of Ordinary Shares equal to 0.5 times the number of Ordinary Shares initially issuable upon conversion of each Tranche 1 Note (all such warrants to be issued to the Purchasers, the “Note Warrants” and together with the Ordinary Warrants, the “Warrants”). The Ordinary Units and Convertible Units are referred to collectively herein as, the “Units”.

WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Units on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Offering is being made in accordance with Section 4(a)(2) of the Securities Act and in reliance upon the exemption from securities registration provided by Rule 506 of Regulation D under the Securities Act (“Regulation D”) or in accordance with Regulation S under the Securities Act (“Regulation S”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares, the Conversion Shares (as defined below) and the Warrant Shares (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws upon the listing or registration under applicable securities laws of the Ordinary Shares or ADSs (as defined below) in the United States.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Accounts” means the audited consolidated balance sheet of the Company as of the Accounts Date and the related consolidated statements of comprehensive loss and cash flows (including the accompanying notes thereon) of the Company for the twelve months ended on the Accounts Date.

“Accounts Date” means December 31, 2018.

“Admission” means admission of the Shares to trading on AIM becoming effective pursuant to Rule 6 of the AIM Rules.

“ADS” means American Depositary Shares representing interests in the Ordinary Shares pursuant to a sponsored American Depositary Receipt facility with the Depositary.

“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing) and any of such Person’s general or limited partners, senior executive officers, directors and, for any Person that is a limited liability company, such Person’s managers and members or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members or investment advisor of, or shares the same management company or investors advisor (or member thereof) with, such Person.

“Agreement” has the meaning set forth in the preamble.

“AIM” means the AIM Market operated by London Stock Exchange plc.

“AIM Documents” means those reports, schedules, forms, statements, registration statements, circulars, prospectuses and other documents issued by the Company to an Regulatory Information Service and/or published by the Company on its website pursuant to AIM Rule 26.

“AIM Rules” means the AIM Rules for Companies and guidance notes as published by London Stock Exchange plc from time to time.

“Alternative Warrant Conversion Notice” has the meaning set forth in Section 5(h)(ii)(A).

“Alternative Warrant Conversion Notice Date” has the meaning set forth in Section 5(h)(ii)(B).

“Articles of Association” has the meaning set forth in Section 4(f).

“Beneficially Owned Shares” has the meaning set forth in Section 5(g)(i).

“Beneficially Owned Voting Shares” has the meaning set forth in Section 5(g)(iii).

2

“Business Day” means any day other than Saturday, Sunday or federal legal holiday in the United States of America or public or bank holiday in the United Kingdom.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.

“Closing Date” means the date of the Closing.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Committee Approval” means the approval of the Company’s Board of Directors or finance committee following the Shareholder Approval to issue the Ordinary Shares upon conversion of the Tranche 1 Notes and to enter the relevant allottees in the register of members.

“Companies Act 2006” means the Companies Act 2006 of England and Wales, as amended from time to time.

“Company” shall have the meaning set forth in the preamble.

“Company’s Knowledge” or any similar knowledge qualification means the actual knowledge of the Key Persons, after due inquiry of senior management of the Company.

“Company Intellectual Property Rights” has the meaning set forth in Section 4(m).

“Company Owned IP” has the meaning set forth in Section 4(m).

“Conversion Shares” means the Ordinary Shares issuable upon the conversion of the Tranche 1 Notes and, if applicable, the Tranche 2 Notes.

“Convertible Loan Note Instrument” means the convertible loan note instrument, substantially in the form set forth on Exhibit B hereto, including all schedules and exhibits thereto.

“Convertible Units” has the meaning set forth in the recitals.

“CREST” means the relevant system (as defined in the CREST Regulations) in respect of which Euroclear is the Operator (as defined in such regulations).

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001/3755).

“Depositary” means the depositary engaged by the Company for the issuance and transfer of ADSs.

3

“Disclosure Guidance and Transparency Rules” means the publication entitled “The Disclosure Guidance and Transparency Rules” produced by the Financial Conduct Authority forming part of the Financial Conduct Authority’s handbook of rules and guidance, as amended.

“Disclosure Schedules” has the meaning set forth in Section 4.

“Dispute Notice” has the meaning set forth in Section 2(b).

“Disqualification Event” has the meaning set forth in Section 4(dd).

“Effective Date” has the meaning set forth in the preamble.

“Employee Benefit Plan” means each plan, fund, policy, program, arrangement or agreement, including any fringe benefit plan or program, health, medical, dental and life insurance benefits, disability benefits, bonus or incentive plan, option, restricted share, equity or share based award, bonus, vacation pay, bonus program, service award, relocation or moving expense, deferred bonus plan, severance plan, salary continuation plan, salary reduction agreement, retirement or pension plan, deferred compensation plan, change-of-control agreement, employment agreement or consulting agreement, which in each case, is sponsored, maintained or contributed to (or is required to be sponsored, maintained or contributed to) by a Group Company for the benefit of any current or former directors, officers, employees, consultants, independent contractors or other individual service providers of a Group Company.

“Environmental Laws” has the meaning set forth in Section 4(n).

“Euroclear” means Euroclear UK & Ireland Limited, the operator of CREST.

“Exception” has the meaning set forth in Section 4(s).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” means $1.2490 per GPB, which represents the sterling/dollar exchange rate as quoted at the beginning of the Business Day in the United States on June 2, 2020 in the Wall Street Journal.

“Existing Registration Rights Agreements” means the registration rights agreement, dated as of February 10, 2020, by and between the Company and Aspire Capital Fund, LLC and the registration rights agreement, dated as of February 19, 2020, by and between the Company and Boxer Capital, LLC.

“Government Consent” has the meaning set forth in Section 4(e).

“Group Company” means each of the Company and its Subsidiaries.

“Hazardous Materials” has the meaning set forth in Section 4(n).

“Health Authority” has the meaning set forth in Section 4(q)(i).

4

“IFRS” means International Financial Reporting Standards, as adopted by the European Union.

“Indemnitees” has the meaning set forth in Section 9(a).

“Indemnified Liabilities” has the meaning set forth in Section 9(a).

“Intellectual Property Rights” has the meaning set forth in Section 4(m).

“Judgment Currency” has the meaning set forth in Section 10(p).

“Key Persons” means Denise Scots-Knight, Jill Henrich, Richard Jones, Charles Sermon, Alastair MacKinnon, John Lewicki, John Richard and Alexandra (Wills) Hughes-Wilson.

“Kreos” means Kreos Capital V (UK) Limited, a limited liability company incorporated under the laws of England & Wales with company number 09728300 and its registered office at 25 Old Burlington Street, London W1S 3AN.

“Lead Purchaser Counsel” means Sidley Austin LLP.

“Lead Purchasers” means OrbiMed Partners Master Fund Limited, OrbiMed Genesis Master Fund, L.P and OrbiMed Private Investments VII, LP.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, tax lien, financing statement, pledge, charge or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature.

“Listing” has the meaning set forth in Section 5(d).

“MAR” means the Market Abuse Regulation (EU) 596/2014.

“Material Adverse Effect” means (a) any occurrence, change, event, fact, effect or circumstance that, individually or in the aggregate, that has had or could reasonably be expected to have a material and adverse effect on (i) the business, properties, assets, operations, results of operations, or financial condition of the Group Companies taken as a whole, or (ii) the ability of the Company to perform its obligations pursuant to this Agreement; provided, however, that no occurrence, change, event, effect or circumstance arising from or relating to financial or securities markets or the economy in general (but only to the extent that it does not disproportionately affect the Company), including any fluctuation in the trading price of the Ordinary Shares, shall be deemed, either alone or in combination, to constitute, or shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or (b) any development or series of developments that is reasonably likely to cause the suspension, cessation or termination of the clinical development of etigilimab (“OMP-313M32”).

“Money Laundering Laws” has the meaning set forth in Section 4(z).

“Note Warrants” has the meaning set forth in the recitals.

5

“Notes” means, collectively, the Tranche 1 Notes, the Tranche 2 Notes and the Tranche 3 Notes.

“Novartis” means Novartis Pharma (AG).

“Offering” has the meaning set forth in the recitals.

“Optional Warrant Conversion Closing Date” has the meaning set forth in Section 5(h)(ii)(B).

“Optional Warrant Conversion Notice” has the meaning set forth in Section 5(h)(ii)(A).

“Ordinary Share Equivalents” means any securities of the Company or any Subsidiary that would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or other securities that entitle the holder to receive, directly or indirectly, Ordinary Shares.

“Ordinary Shares” has the meaning set forth in the recitals.

“Ordinary Units” has the meaning set forth in the recitals.

“Ordinary Warrants” has the meaning set forth in the recitals.

“Original Warrantholder” means a Purchaser under this Agreement or any of its Affiliates to whom the Warrants are transferred.

“Permits” has the meaning set forth in Section 4(p).

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.

“Pharmaceutical Product” has the meaning set forth in Section 4(q)(i).

“PFIC” means a “passive foreign investment company” as defined in Section 1297 of the Code.

“Placement Agent” has the meaning set forth in Section 10(k).

“Principal Market” means the Nasdaq Global Market; provided, however, that in the event the Company’s ADSs are ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s ADSs are then listed or traded.

“Proposed Purchase Price Allocation” has the meaning set forth in Section 2(b).

“Purchase Price” has the meaning set forth in Section 2(a).

6

“Purchasers” has the meaning set forth in the preamble.

“Qualifying Noteholder” has the meaning set forth in the Convertible Loan Note Instrument.

“Qualifying Warrantholder” means a Purchaser that is a Qualifying Noteholder as of Closing.

“Related Party” has the meaning set forth in Section 4(v).

“Registrar” means Link Asset Services, registrar to the Company.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Resolutions” has the meaning set forth in Section 5(g)(iii).

“Regulation D” has the meaning set forth in the recitals.

“Regulation S” has the meaning set forth in the recitals.

“Regulatory Agency” has the meaning set forth in Section 4(p).

“Resale Registration Statement” means the registration statement or statements on Form F-1 or S-1 or Form F-3 or S-3 to be prepared by the Company for the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement).

“Required Consents” means the written consent of each of SVB, Kreos and Novartis for the issuance of the Notes pursuant to this Agreement.

“Requisite Purchasers” has the meaning set forth in Section 8.

“SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company with the Commission.

“Securities” means collectively, the Shares, the Notes, the Warrants, the Conversion Shares and the Warrant Shares.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Subscription Period” has the meaning set forth in the Warrant Instrument.

“Shares” has the meaning set forth in the recitals.

“Shareholder Approval” means the approval of the Company’s shareholders required to (i) give the directors of the Company the authority under s 551 Companies Act 2006 required to permit the exercise of the Warrants into Ordinary Shares and conversion of the Notes into Ordinary Shares of the Company and (ii) disapply pre-emption rights in respect of such authority under s 570 and/or s 571 of the Companies Act 2006.

7

“Shareholder Approval Date” means the date of receipt of the Shareholder Approval.

“Shareholder Circular” means the circular to be circulated by the Company to its shareholders in respect of the Shareholder Approval.

“Shareholders Meeting” has the meaning set forth in Section 5(b)(i).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act or any other type of hedging transaction involving the Company’s securities.

“Side Letter” means the side letter, dated on or about the date hereof, by and between the Company and Lead Purchasers.

“Subordination Agreement” has the meaning set forth in the Convertible Loan Note Instrument.

“Subsidiary” means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors of the Company or other Persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.

“SVB” means Silicon Valley Bank, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 US and registered in England & Wales under numbers BR014561 and FC029579 acting through its UK branch at Alphabeta 14-18 Finsbur Square, London, EC2A 1BR.

“Tax” (and, with correlative meaning, “Taxes”) means: (i) any United States federal, state or local, U.K. or other non-U.S. income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, escheat or environmental tax, or any other tax, duty (including customs duty) or other governmental charge in the nature of a tax, together with any interest or penalty or addition thereto and (ii) any obligation to indemnify, assume, share in or succeed to the tax liability of another Person, including any such obligation that results from membership of a group of companies, contract (such as a tax sharing agreement) or operation of law, but excluding any such obligation that addresses responsibility for the relevant taxes in a commercial and customary manner and which is incurred in the ordinary course of business.

“Tranche 1 Notes” has the meaning set forth in the recitals.

“Tranche 2 Notes” means convertible promissory notes, each having an original aggregate principal amount of £1, issued pursuant to the Convertible Loan Note Instrument, substantially in the form of Part 2 of Schedule 1 thereto.

“Tranche 3 Notes” means unsecured loan notes issued pursuant to the Convertible Note Loan Instrument, substantially in the form of Part 3 of Schedule 1 thereto.

8

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Convertible Loan Note Instrument, the Notes, the Side Letter, the Warrants, the Warrant Instrument, the Subordination Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transactions contemplated by the Transaction Documents.

“Warrant Exercise Price” has the meaning set forth in the Warrant.

“Warrant Instrument” means the warrant instrument, substantially in the form set forth on Exhibit C hereto.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

2. PURCHASE AND SALE OF UNITS

(a) Purchase and Sale. At the Closing, on the terms and subject to the conditions set forth herein, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, severally and not jointly, the number of Ordinary Units and Convertible Units set forth adjacent to such Purchaser’s name on Exhibit A-1 hereto in consideration for the aggregate purchase price set forth adjacent to Purchaser’s name on Exhibit A-1 (such amounts, in the aggregate, the “Purchase Price”). The Purchase Price shall be remitted in U.S. Dollars (calculated by converting sterlings into U.S. Dollars at the Exchange Rate). The Warrants shall have an exercise price equal to £0.348 per Warrant Share, subject to adjustment as provided in such Warrants. For each Purchaser, (i) the Shares shall be issued in certificated form; and (ii) the Warrants shall be issued in certificated form. The terms of the Tranche 1 Notes will be substantially in the form set forth in Part 1 of Schedule 1 of the Convertible Loan Note Instrument attached as Exhibit B hereto and the terms of the Warrants are set forth in the terms and conditions of the form of Warrant Instrument attached as Exhibit C hereto.

(b) Allocation of Purchase Price. Within twenty (20) Business Days following the date hereof, the Company shall deliver to the Lead Purchasers its suggestion for the allocation of the Purchase Price among columns 7, 8 and 9 of Exhibit A-1 hereto (the “Proposed Purchase Price Allocation”). The Proposed Purchase Price Allocation shall be reasonable and shall be prepared in accordance with the fair market value of the Shares, Warrants and Tranche 1 Notes. If the Lead Purchasers disagrees with the Proposed Purchase Price Allocation, it shall notify the Company in writing within ten (10) Business Days of its suggested allocation of the Purchase Price (the “Dispute Notice”) and the parties shall in good faith try to resolve any differences between them. In the event that the parties are unable to resolve their differences within thirty (30) days after the receipt of the Dispute Notice, unless otherwise agreed by the parties, the matter shall be referred to an independent accounting or valuation firm acceptable to both parties to decide between the Proposed Purchase Price Allocation and the allocation set forth in the Dispute Notice, and the determination of such accounting or valuation firm shall be final. The party whose allocation was not accepted shall bear the costs of the accounting or valuation firm, otherwise each party shall bear their own costs. The parties shall each file their tax returns consistently with the allocation of the Purchase Price, as finally determined in accordance with this Section 2(b) and Exhibit A-1 shall be updated to reflect such allocation.

9

(c) Closing. The Closing shall occur immediately after the execution of this Agreement; provided, that all of the conditions set forth in Section 6 and Section 7 shall have been (or shall be, as the case may be) satisfied or waived at such time. The Closing shall occur on the Closing Date via the exchange of documents and signatures by electronic mail, or at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, or at such other place as the Company and the Purchasers may collectively designate in writing.

(d) Closing Deliveries.

(i) Deliveries by the Purchasers at the Closing. At the Closing, each Purchaser shall deliver to the Company the following:

(A) an amount equal to such Purchaser’s portion of the Purchase Price, by wire transfer of immediately available funds in accordance with the wire instructions set forth on Exhibit H hereto and such Purchaser covenants to pay such portion to the Company at that time;

(B) executed copies of each Transaction Document to which such Purchaser is a party, including a fully completed and duly executed Selling Shareholder Notice and Questionnaire in the form attached as Annex B to the Registration Rights Agreement, and, if the Purchaser is listed on Schedule 1 hereto, a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company in the form attached hereto as Exhibit G;

(ii) Deliveries by the Company at the Closing. Subject, in each case, to the receipt by the Company of the Purchase Price from the relevant Purchaser in accordance with Section 2(c)(i)(A) and the delivery of the relevant documents by the relevant Purchaser in accordance with Section 2(c)(i)(B):

(A) the Company shall allot the Shares to the relevant Purchaser in the amounts set forth on Exhibit A-1 hereto and irrevocably instruct the Registrar to enter the relevant Purchaser’s name in the register of members as the respective owner of the Shares so allotted as soon as practicable and take the applicable steps set out in and on the timetable specified in Section 2(c)(ii)(B);

(B) the Company shall arrange for the Registrar to issue within ten (10) Business Days of the Closing Date share certificates with respect to such Shares in definitive form, in the name of the applicable Purchaser; and

(C) the Company shall deliver to the Lead Purchaser Counsel copies of duly executed lock-up agreements, substantially in the form of Exhibit F hereto, from Peter Fellner, Michael Wyzga, Peter Bains, Paul Blackburn, Anders Ekblom, Kunal Kashyap, Deepika R. Pakianathan, Denise Scots-Knight, Richard Jones, Charles Sermon, Alastair MacKinnon, Jill Henrich, John Richard and Alexandra (Wills) Hughes-Wilson (the “Lock-Up Agreements”);

10

(D) the Company shall deliver or cause to be delivered the closing documents or confirmations required to be delivered by Section 7;

(E) the Company will deliver the Tranche 1 Notes to the Purchasers in the amounts set forth on Exhibit A-1 hereto; and

(F) the Company shall execute the Warrant Instrument and issue to and in the name of each applicable Purchaser a certificate in respect of the aggregate number of Warrants set forth across the name of that Purchaser on Exhibit A-1 hereto and enter the Purchasers in the register of Warrants to reflect such issue of certificates, in each case pursuant to the Warrant Instrument; provided, that for the avoidance of doubt, the Warrants shall not become exercisable until the receipt by the Company of the Shareholder Approval.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser represents and warrants, severally and not jointly, as of the Closing Date, with respect to only such Purchaser, that:

(a) Authorization; Enforcement; Validity. If such Purchaser is a corporation, partnership, limited liability company or other entity, such Purchaser has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Units pursuant to this Agreement and to enter into the Transaction Documents to which such Purchaser is a party. If such Purchaser is an individual, such Purchaser has the legal capacity to enter into the Transaction Documents to which such Purchaser is a party. Each of the Transaction Documents to which such Purchaser is a party has been duly and validly authorized (as applicable), executed and delivered on behalf of such Purchaser and, assuming the valid execution and delivery of such Transaction Documents on behalf of the applicable counterparties thereto, constitutes the valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Investment Purpose. Such Purchaser is acquiring the Shares, the Tranche 1 Notes and the Warrants for its own account and, if such Purchaser is an entity, in the ordinary course of its business, and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from, the registration requirements of, the Securities Act. Such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

11

(c) Accredited Investor Status. If the Purchaser is listed on Schedule 1 hereto, at the time such Purchaser was offered the Securities, it was, at the date hereof it is, and on each date on which it exercises or converts any Warrants or receives the Conversion Shares, it will be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) No General Solicitation. The Purchaser did not decide to enter into to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Independent Investment Decision. Such Purchaser has made its own assessment of the Company and the Units based on publicly available information and it has not relied upon any representatives or statements made at any time by any person in connection with the subscription for Units and understands that nothing in the AIM Documents, the Accounts, the SEC Documents, the Transaction Documents or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Based on the information such Purchaser has deemed appropriate, and without reliance upon the Placement Agent, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Units and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Purchaser has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby.

(g) Acknowledgement of Risks. Such Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation: (i) the Company may remain a development stage business with limited operating history, may never generate any product revenue and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) such Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, such Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Ordinary Shares since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the AIM Documents and the SEC Documents.

12

(h) Reliance on Exemptions. Such Purchaser understands that the Securities are “restricted securities,” and are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions.

(i) Bad Actor Disqualification. If the Purchaser is listed on Schedule 1 hereto and is either an officer of the Company or a beneficial owner of 20% or more of the Company’s outstanding voting equity securities, such Purchaser is not subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act, except for a disqualification event covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) that has been disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(j) Information. Such Purchaser acknowledges that it has had the opportunity to review the AIM Documents, the Accounts and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company, its Subsidiaries and its financial condition, results of operations, business, intellectual property, clinical plans and timelines, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(k) Brokers and Finders. Other than the Placement Agent and an Affiliate of the Lead Purchasers, no Person will, to such Purchaser’s knowledge, have, as a result of the Transactions, any valid right, interest or claim against or upon the Company or any other Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(l) Certain Transactions and Confidentiality. Other than with respect to the Transactions, since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other Person regarding the Transactions, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with the Transactions (including the existence and terms of the Transactions).

(m) Financial Capacity. The Purchaser understands and acknowledges that its obligations to pay the applicable Purchase Price for the Units being purchased by such Purchaser, as set forth on Exhibit A-1, and to consummate the Transactions are not in any way contingent upon or otherwise subject to the Purchaser’s consummation of any financing or the availability, grant, provision or extension of any financing to the Purchaser. The Purchaser has access to sufficient financing, and will have sufficient unrestricted cash available at the Closing, to pay such applicable Purchase Price and consummate the Transactions.

13

(n) Residence. Each such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below Purchaser’s name on its signature page.

(o) Transfer or Resale. Such Purchaser understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred in the United States or to U.S. persons unless (1) subsequently registered thereunder, (2) sold through the AIM market in a transaction that satisfies the requirements of Rule 903 or 904 pursuant to Regulation S, or (3) sold, assigned or transferred pursuant to Rule 144 or another applicable exemption from such registration; and (ii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided under the Registration Rights Agreement.

(p) No Governmental Review. Such Purchaser understands that no United Kingdom or United States federal or state agency or any other United States or foreign government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

(q) Regulation S. If the Purchaser is listed on Schedule 2 hereto, at the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises or converts any Warrants or receives the Conversion Shares, it will be a non-U.S. person (as such term is defined in Rule 902 of Regulation S) and is not (and will not be) acquiring the Securities for the account or benefit of a U.S. person. The Purchaser will not, within six (6) months of acquiring any Securities, (A) make any offers or sales of such Securities in the United States or to, or for the benefit of, a U.S. person (in each case, as defined in Regulation S) other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act, or (B) engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act, and neither the Purchaser nor any of the Purchaser’s Affiliates or any person acting on his/her or their behalf has engaged or will engage in directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S in connection with the offering of the Securities outside of the United States.

(r) Financial Services and Markets Act. Such Purchaser may lawfully subscribe for the Units and it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (as amended) with respect to anything done by the Purchaser in relation to the Units in, from or otherwise involving, the United Kingdom.

(s) City Code on Takeovers and Mergers. After having made due inquiry, (i) neither such Purchaser nor any of its Affiliates currently has any interests in shares (as defined in the UK City Code on Takeovers and Mergers) (other than the Shares subscribed by it under this Agreement), (ii) neither such Purchaser nor any of its Affiliates is a party to any agreement or understanding (whether formal or informal) to co-operate with any other person to obtain or consolidate control (as defined in the UK City Code on Takeovers and Mergers) of the Company or any dealing arrangement (as defined in Note 11 to the definition of “acting in concert” in the UK City Code on Takeovers and Mergers).

14

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as (i) set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or other representations relating to the subject matter of such disclosures to the extent reasonably apparent from the face thereof, or (ii) disclosed in the AIM Documents, the SEC Documents or the Accounts, the Company hereby represents and warrants as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers, as follows:

(a) Organization and Qualification. Each Group Company is a company duly organized and validly existing under the laws of its jurisdiction of formation and has all necessary corporate or similar power and authority to carry on its business as conducted by it on the date hereof. Each Group Company is qualified to do business in and, in jurisdictions where such concept is recognized, is in good standing (or its local equivalent) in each jurisdiction in which the operation of the business conducted by such Group Company make such qualification necessary, except where the failure to be so qualified or in good standing (or its local equivalent) would not reasonably be expected to have a Material Adverse Effect.

(b) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those set forth on Section 4(b) to the Disclosure Schedules. Except as set forth on Section 4(b) to the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid and free of preemptive and similar rights to subscribe for or purchase securities.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and (subject to obtaining the Shareholder Approval) to consummate the transactions contemplated hereby and to carry out its obligations hereunder. The Company’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby (including the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company (other than the Shareholder Approval and the Committee Approval), and no further consent or authorization is required by the Company, its Board of Directors or its shareholders in connection herewith (other than the Shareholder Approval, the Admission, the admission of the Conversion Shares and the Warrant Shares to trading on AIM). This Agreement has been duly executed by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

15

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provisions of any Group Company’s memorandum of association, articles of association, certificate of incorporation or bylaws, as the case may be (in each case, reflecting receipt of Shareholder Approval), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of any Group Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract to which any Group Company is a party, or (iii) subject to the Government Consents, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any Group Company is subject, or by which any property or asset of any Group Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) Government Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or United Kingdom governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Securities, except for the compliance with applicable U.S. state securities laws and the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D and filings with the Companies House in relation to the Shareholder Approval and the issuance of Ordinary Shares (collectively, the “Government Consents”), which compliance and filing will have occurred within the appropriate time periods therefor. Assuming that the representations of the Purchasers set forth in Section 3 above are true and correct, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act.

(f) Capitalization. The issued share capital of the Company consisted of 124,507,857 Ordinary Shares as of May 30, 2020. The Company has also granted awards (which have neither lapsed or been cancelled) under the Company’s equity award plans over 20,584,040 Ordinary Shares (or equivalent Ordinary Shares in respect of options over ADSs) as of May 30, 2020. The Company has also issued warrants to subscribe for up to 3,056,056 Ordinary Shares and notes convertible into up to 14,496,147 Ordinary Shares as of May 30, 2020. The Company has also agreed to issue warrants to subscribe for up to 1,349,692 Ordinary Shares as of May 30, 2020. The Company has also agreed to issue warrants to The Alpha-1 Project, Inc. to subscribe for up to 34,829 Ordinary Shares as of May 30, 2020. The issued and outstanding share capital of the Company has been validly allotted and issued under due authority and is fully paid, and all shares issued on the exercise of such agreements, equity awards, warrants or conversion rights will, upon issuance, be validly allotted and issued under due authority and will, upon issuance, be fully paid. Except as disclosed in Schedule 4(f) to the Disclosure Schedules or in the AIM Documents or the SEC Documents, (A) no shares in the capital of any Group Company are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company (other than the statutory pre-emption rights applicable to the Shares, Conversion Shares and Warrant Shares,

16

which will be disapplied pursuant to the Shareholder Approval upon its due adoption, and statutory pre-emption rights applicable to the shares of any relevant Group Company); (B) there are no outstanding contracts, commitments, understandings or arrangements by which any Group Company is or may become bound to issue additional shares in a Group Company, or any options or other securities that are exercisable for, or convertible into, shares of any Group Company (other than those referred to in the second, third and fourth sentences to this Section 4(f), this Agreement, the Notes and the Warrants); (C) there are no agreements or arrangements under which any Group Company is obligated to register the sale of any of their securities under the Securities Act (other than the Existing Registration Rights Agreements and the Registration Rights Agreement); (D) there are no outstanding securities or instruments of any Group Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which any Group Company is or may become bound to redeem a security of the Company; (E) there are no shareholder or similar agreements to which any Group Company is a party; (F) there are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities other than those referred to in the second, third and fourth sentences to this Section 4(f)); and (G) no Group Company has any outstanding share appreciation rights or “phantom shares.” The Company has furnished to each Purchaser true and correct copies of the Company’s Articles of Association (the “Articles of Association”).

(g) Issuance of Securities. (i) The Shares will have been duly authorized and, upon issuance in accordance with the terms hereof, will be properly and validly allotted and issued, fully paid, free of any and all Liens, and free of preemptive rights or rights of first refusal; (ii) the Notes, when issued, sold and delivered in accordance with the terms of this Agreement, will have been duly authorized free of any and all Liens, validly issued and non-assessable; (iii) the Warrants will have been duly authorized free of any and all Liens, and, subject to receipt of the Shareholder Approval, will be free of preemptive rights or rights of first refusal and, upon issuance in accordance with the terms hereof, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; and (iv) upon receipt of the Shareholder Approval, the Conversion Shares and the Warrant Shares will have been duly authorized and will, upon issuance, following conversion of the Notes or exercise of the Warrants, as applicable, in accordance with terms thereof, be validly allotted and issued, fully paid free from any and all Liens and free of preemptive rights or rights of first refusal.

(h) AIM Documents; Financial Statements.

(i) Except as disclosed in the AIM Documents or the SEC Documents, since January 1, 2019, the Company has published all reports, schedules, forms, statements and other documents required to be published by it under the AIM Rules or MAR (after giving effect to any extension granted to the Company for the publishing of such documents). No amendment to any AIM Document is contemplated by the Company, or to the Company’s Knowledge, otherwise required to be made, other than amendments required to be made in connection with the Transactions, the Registration Rights Agreement, the Existing Registration Rights Agreements, the filing of the Accounts, or such other amendments as may be required to comply with applicable law.

17

(ii) As of their respective dates, the Accounts complied as to form in all material respects with applicable accounting requirements and such financial statements have been prepared in accordance with IFRS, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries, as of the dates thereof and the results of their operations, balance sheet and cash flows for the periods then ended.

(iii) No Group Company has any material liabilities of any nature (including Tax liabilities), whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS, other than such liabilities (A) disclosed in the AIM Documents, the SEC Documents or (B) (i) reflected or reserved against in the Accounts, (ii) incurred in connection with the Transactions or (iii) incurred in the ordinary course of business consistent with past practice since December 31, 2018 that have not (in the case of the foregoing clauses (i)—(iii)) had a Material Adverse Effect and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or trigger an AIM filing requirement.

(iv) Since December 31, 2018, except as disclosed in the AIM Documents or the SEC Documents, to the Company’s Knowledge, no Group Company, nor any director, officer or employee, of any Group Company, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Group Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any Group Company has engaged in questionable accounting or auditing practices. No attorney representing any Group Company, whether or not employed by a Group Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by any Group Company or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company. Since December 31, 2018, there have been no internal or regulatory authority investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer or Chief Financial Officer of the Company, or the Board of Directors of the Company or any committee thereof.

(i) Changes Since the Accounts Date. Except with respect to the Transactions or as disclosed in Section 4(i) of the Disclosure Schedules, since the Accounts Date:

(i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect;

18

(ii) no Group Company has entered into or assumed or incurred any contract, commitment, borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or other obligation which, in any such case, is material or of a long term nature, and which has not been discharged at the date of this Agreement;

(iii) no Group Company has acquired or disposed of or agreed to acquire or dispose of any material business, company or asset other than in the ordinary course of business;

(iv) there has been no material change in any compensation arrangement or agreement between any Group Company and any officer or director;

(v) the Company has not changed its accounting methods in any material respect;

(vi) the Company has not incurred any material non-ordinary course Tax or entered into any special arrangement with a tax authority; and

(vii) there has been no change to the Company’s directors and executive officers.

(j) Absence of Litigation. There is no, nor since December 31, 2018 has there been any, action, suit or proceeding, or, to the Company’s Knowledge, any inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting any Group Company, the Ordinary Shares or any Group Company’s officers or directors in their capacities as such, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the Company’s Knowledge, none of the directors or officers of any Group Company has been involved (as a plaintiff, defendant, witness or otherwise) in securities-related litigation during the past five years.

(k) Employee Relations. No Group Company is involved in any labor union dispute nor, to the Company’s Knowledge, is any such dispute threatened. None of the employees of any Group Company is a member of a union that relates to such employee’s relationship with a Group Company and no Group Company is a party to a collective bargaining agreement. No Officer has notified the Company that such Person intends to leave the Company or otherwise terminate such Person’s employment with the Company, except as disclosed in Section 4(k) of the Disclosure Schedules, the AIM Documents or the SEC Documents. To the Company’s Knowledge, no Officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such Officer does not subject the Company to any liability with respect to any of the foregoing matters. The Group Companies are in compliance with all U.S. federal, state and local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not and would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

19

(l) Employee Benefit Plans.

(i) With respect to each Employee Benefit Plan: (A) all employer contributions to each Employee Benefit Plan required by applicable law or by the terms of such Employee Benefit Plan have been made, or, if applicable, accrued in accordance with past practice; and (B) each Employee Benefit Plan required to be registered has been registered and, for the past three (3) years, has been maintained, in all material respects, (1) in good standing with applicable regulatory authorities and (2) in accordance with all applicable laws, and if intended to qualify for special tax treatment, meets all requirements for such treatment.

(ii) To the Company’s Knowledge, no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against any Employee Benefit Plan (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, any Group Company, or any of their respective directors, officers or employees (whether current, former or retired) with respect to the Employee Benefit Plans, or any of the assets of any Employee Benefit Plans, as would reasonably be expected to have a Material Adverse Effect; and no Employee Benefit Plan is, currently under audit or investigation by any governmental authority, and, to the Company’s Knowledge, no such audit or investigation has been threatened, and no such completed audit, if any, has resulted in the imposition of any tax, penalty or other liability that has not been satisfied in full, in each case, as would reasonably be expected to have a Material Adverse Effect.

(iii) Except as disclosed on Section 4(l) of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) give rise to any liability under any Employee Benefit Plan, including for severance pay, unemployment compensation, termination pay, or withdrawal liability, that would reasonably be expected to have a Material Adverse Effect or (B) materially increase the amount of compensation or benefits due to any Person or result in the acceleration of the time of payment, funding or vesting of any benefits under any Employee Benefit Plan due to any Person.

(iv) No Employee Benefit Plan provides post-retirement health and welfare benefits to any Person, except as required under any applicable laws.

(m) Intellectual Property Rights. (i) Each Group Company solely owns or otherwise possesses the valid right to use all (A) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights and (B) inventions, software, works of authorships, trademarks, service marks, trade names, databases, preclinical and clinical data, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) ((A) and (B) collectively, “Intellectual Property Rights”) that are necessary to conduct their respective businesses as currently conducted, or otherwise used or

20

held for use in, their respective businesses as currently conducted, and as proposed to be conducted, (ii) to the Company’s Knowledge, the Group Companies’ respective businesses as now conducted do not and will not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person, and no Group Company has infringed, misappropriated, or otherwise violated, any Intellectual Property Rights of any other person, (iii) except as disclosed in Section 4(m) of the Disclosure Schedules, there are no third parties who have rights to any Intellectual Property Rights described in the AIM Documents or the SEC Documents as being owned by or exclusively licensed to the Group Companies’ (collectively, “Company Intellectual Property Rights”), including no liens, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property Rights that are disclosed as licensed to the Company or any other Group Company (the “Licensed Patents”), and all inventors listed on the patents of each Group Company (the “Group Company Patents”) have assigned all right, title and interest, including the right to claim priority, to the Group Company and the Group Company is listed, or is in the process of being listed, in the records of the United States Patent and Trademark Office (“USPTO”) as an assignee of the Group Company Patents and there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of the Group Company Patents or Licensed Patents; (iv) to the Company’s Knowledge, there is no infringement by third parties of any Company Owned IP (as defined below), (v) there is no pending, and no Group Company has received written notice of any threatened, action, suit, proceeding, or claim against any Group Company (A) alleging the infringement by any Group Company of any Intellectual Property Right of any person; or (B) challenging the validity, enforceability, or scope of any Company Intellectual Property Rights or other Intellectual Property Rights owned by, or to the Company’s Knowledge, exclusively licensed to any Group Company (collectively, “Company Owned IP”), including no interferences, inter partes reviews, post-grant reviews, oppositions, reexaminations, or government proceedings, and to the Company’s Knowledge there are no facts which could form a reasonable basis for any such action, suit, proceeding, or claim, (vi) the Group Companies have taken all reasonable steps to protect, maintain and safeguard the confidentiality of any confidential Company Owned IP, including the execution of appropriate nondisclosure and confidentiality agreements with their employees, (vii) the Group Companies are presently and were in the past three (3) years in compliance in all material respects with all applicable U.S. or non-U.S. laws relating to privacy, data protection, or the collection and use of personal information collected, used, or held for use by any Group Company in the conduct of their business, (viii) no claims have been asserted or threatened in writing against any Group Company alleging a violation of any person’s privacy or personal information or data rights, (ix) each Group Company solely owns all right, title and interest in and to all Intellectual Property Rights created or otherwise developed by any present or former employee, consultant or contractor of any Group Company in the course of his, her, or its employment or other relationship with such Group Company, free of any restrictions on the use or ownership of such Intellectual Property Rights, and (x) the Company Owned IP is subsisting, in full force and effect, and, to the Company’s Knowledge, if issued or registered, valid and enforceable.

(i) The Group Company Patents were prepared, filed and prosecuted in accordance with applicable laws and regulations, and have been duly maintained and are in full force and effect, except that with respect to Group Company Patents that were prepared, filed, prosecuted and maintained by third party licensors or licensees, to the Company’s Knowledge, such patents and patent applications were prepared, filed and prosecuted in accordance with applicable laws and regulations, and have been duly maintained and are in full force and effect.

21

(ii) To the Company’s Knowledge, each Group Company has disclosed to the United States Patent and Trademark Office, and any patent offices outside the United States where required, all information that it reasonably believes is material to the patentability of all non-provisional patent applications included in the Intellectual Property as they currently exist. The appropriate fees associated with the filing, prosecution and maintenance of all patent applications included in the Intellectual Property have been accurately and timely paid (determined after giving effect to permitted extensions for payment of fees), except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(iii) Each former and current employee, officer and consultant of any Group Company who has been in any material respect responsible for Pharmaceutical Product (as defined below) development has executed an inventions assignment agreement, and to the Company’s Knowledge, none of such employees, officers or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. Except for works or inventions that are not relevant to the business or operations of any Group Company, or necessary to the conduct of the business of the Group Companies, no former or current employee, officer or consultant of any Group Company has excluded works or inventions made prior to his or her employment with such Group Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s Proprietary Information and Invention Assignment Agreements. The Company does not believe it is or will be necessary for its business as now conducted or as currently contemplated to be conducted in the reasonably foreseeable future to use any prior inventions of any former or current employee of any Group Company (or Persons who the Company has currently identified for potential hire in the reasonably foreseeable future) other than those inventions that, as of the date hereof, have already been transferred and assigned to a Group Company.

(n) Environmental Laws. Except as disclosed in the AIM Documents or the SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Group Company (i) is in compliance with any and all Environmental Laws (as defined below), (ii) has received all Permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in compliance with all terms and conditions of any such Permit, license or approval, and to the Company’s Knowledge, there are no events, conditions, or circumstances reasonably likely to result in liability of any Group Company pursuant to Environmental Laws that would or would reasonably be expected to have a Material Adverse Effect. The term “Environmental Laws” means all U.S. federal, state and local or foreign laws relating to any matter arising out of or relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Materials; and “Hazardous Materials” means any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and

22

hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

(o) Assets. The Group Companies do not own any real property and any material real property and buildings held under lease by the Group Companies are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies. Each Group Company has good title to all material personal property owned by it, in each case free and clear of all Liens, except for the liens of Kreos and SVB disclosed in the AIM Documents and the SEC Documents, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Regulatory Permits. All material franchises, Permits, licenses, consents and other permissions, authorizations, orders, filings, registrations, notifications, certificates, clearances, qualifications and approvals (“Permits”), for carrying on the business of the Group Companies described in the AIM Documents or the SEC Documents, including all Permits required therefor by any applicable Regulatory Agency, have been obtained and are in full force and effect. No Group Company has been notified in writing that any such Permits will be revoked or is incapable of renewal, except for any approvals required from the applicable Regulatory Agencies for the clinical development or marketing of any Group Company’s product candidates that has not yet been initiated or where the failure to obtain any. For purposes of this Agreement, “Regulatory Agency” means any U.S. federal, state or local regulatory agency, department, bureau or other governmental authority in the United States or the United Kingdom, including the United States Food and Drug Administration, in each case that is responsible for registrations necessary for, or otherwise governs, the manufacture, handling, use, storage, import, transport, distribution or sale of any pharmaceutical product.

(q) Regulatory Matters; Clinical Trials.

(i) As to each drug product subject to the jurisdiction of any U.S. federal, state, local or foreign regulatory body that regulates the types of matters subject to the jurisdiction of the U.S. Food and Drug Administration (each, a “Health Authority”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by any Group Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by or on behalf of the applicable Group Company in compliance in all material respects with all applicable requirements under any applicable laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. Except as disclosed in the AIM Documents or the SEC Documents, there is no pending, completed or, to the Company’s Knowledge, threatened, action (including any

23

lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against any Group Company, and no Group Company has received any written notice, warning letter or other communication from any Health Authority, which (i) contests the premarket clearance, licensure, registration or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a hold on or requires or threatens the termination, suspension or modification of any pre-clinical or clinical investigation or study (including animal studies) being conducted on any Pharmaceutical Product by or on behalf of any Group Company or in which any Group Company has participated, or the results of which are referred to in the AIM Documents, (iv) enjoins production at any facility of or utilized by any Group Company, (v) enters or proposes to enter into a consent decree of permanent injunction with any Group Company, or (vi) otherwise alleges any violation of any laws, rules or regulations by any Group Company. The currently pending clinical trials, studies and other preclinical tests of the Pharmaceutical Products conducted by or on behalf of any of the Group Companies are being conducted in all material respects in compliance with all applicable requirements of the Health Authority, including, but not limited to, the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder, and in accordance with experimental protocols, procedures and with controls generally used by qualified experts in the preclinical or clinical study of new drugs. Except as disclosed in the AIM Documents, the SEC Documents or the Accounts, the Company has not been informed in writing by any Health Authority that such Health Authority will prohibit the marketing, sale, license or use in in any jurisdiction in which any Group Company operates of any Pharmaceutical Product proposed to such Health Authority to be developed, produced or marketed by any Group Company nor, to the Company’s Knowledge, has any Health Authority expressed in any meeting with any Group Company or written communication to any Group Company any concern as to approving or clearing for marketing any Pharmaceutical Product being developed or proposed to be developed by any Group Company.

(ii) To the Company’s Knowledge, there are no serious adverse events that have resulted from any of such studies, tests or trials that were not disclosed as required to any Health Authority.

(r) Insurance. Each Group Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is customary in the respective businesses in which the Group Companies are engaged and in light of the location, stage of development and size of such Group Company. No Group Company has been refused any insurance coverage sought or applied for, and, to the Company’s Knowledge, the Group Companies will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

24

(s) Tax Status. Each Group Company (i) has timely filed all material Tax returns, reports and declarations required by the laws of any jurisdiction to which it is subject, and all such Tax returns, reports and declarations were complete and accurate in all material respects when submitted and (ii) has timely paid all income Taxes, withholding Taxes and other material Taxes required to be paid by it, except those being contested in good faith and for which the applicable Group Company has made appropriate reserves in its books or financial statements in accordance with IFRS (the “Exception”). To the Company’s Knowledge, there is no action, suit, investigation, audit contest, claim or assessment (other than an ordinary-course assessment) pending or proposed or threatened with respect to Taxes for which any Group Company may be liable. All deficiencies asserted or assessments made as a result of any examination of the Tax returns, reports and declarations referred to in (i) above by the taxing authority of any jurisdiction have been paid in full, or are otherwise finally resolved, or fall within the Exception. There are no Tax Liens on any of the assets of the Company or its Subsidiaries, other than Liens for Taxes that are not yet due and payable or for Taxes that are contested in good faith and for which adequate reserves have been established in the relevant Group Company’s books or financial statements in accordance with IFRS.

(t) [Reserved].

(u) [Reserved].

(v) Transactions With Affiliates. Except as set forth in Section 4(v) of the Disclosure Schedules, the AIM Documents or the SEC Documents, no Related Party of any Group Company or any of their respective Affiliates is presently, or has been within the past two years, a party to any transaction, contract, instrument, commitment, understanding or other arrangement or relationship with any Group Company (other than directly for services as an employee, officer and/or director) that involves amounts, individually or in the aggregate, in excess of $120,000, whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as disclosed in the AIM Documents, the SEC Documents or the Accounts, no Related Party of any Group Company or any of their respective Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than 1% of the outstanding equity interests of a publicly traded corporation) in which a Group Company has any direct or indirect ownership interest or has a business relationship or with which any Group Company competes. For purposes of this Agreement, “Related Party” in addition to its definition under the AIM Rules, means, with respect to any Person, the officers and directors of such Person or such Person’s Subsidiaries, Persons who were officers or directors of such Person or such Person’s Subsidiaries at any time during the previous two years, shareholders, or Affiliates of such Person or any of such Person’s Subsidiaries, or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns a beneficial interest.

(w) Compliance. No Group Company (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by any Group Company), nor has any Group Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) for the past (3) years, has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

25

(x) Foreign Corrupt Practices. No Group Company, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of any Group Company has, in the course of its actions for, or on behalf of, any Group Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, as amended, or any similar law or legislation; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y) OFAC. No Group Company nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of a Group Company is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

(z) Money Laundering. The operations of the Group Companies are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group Company with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(aa) Certain Fees. Except for fees to be paid to the Placement Agent and to an Affiliate of the Lead Purchasers, no brokerage, finder’s fees or commissions are or will be payable by any Group Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Transactions. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this subsection that may be due in connection with the Transactions.

(bb) General Solicitation. No Group Company, nor any of their respective Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units. No publication of a prospectus under the Financial Services and Markets Act of 2000 is required to be made by the Company.

26

(cc) No Integrated Offering. No Group Company, nor any of their respective Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, (ii) require registration of any of the Securities under the Securities Act or (iii) cause the Offering to be integrated with prior offerings by any Group Company for purposes of the Securities Act, nor will any Group Company take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act (other than pursuant to the Registration Rights Agreement) or would cause the Offering to be integrated with other securities offerings for purposes of the Securities Act.

(dd) No Disqualification Events. No Group Company, any of their respective predecessors, or to the Company’s Knowledge, any director, executive officer or other officer of any Group Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the outstanding Ordinary Shares, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with any Group Company in any capacity at the date hereof, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), and each applicable Group Company has exercised reasonable care in determining the foregoing. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) and has furnished to the Purchasers a copy of any such disclosures and will notify the Purchasers of the occurrence of any Disqualification Event occurring subsequent to the date hereof and prior to the Closing. The Company is not for any other reason disqualified from reliance upon Regulation D for purposes of the Offering. The Company is not a “shell company” (as defined in Rule 12b-2 under the Exchange Act).

(ee) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(ff) Investment Company. The Company is not and, following the Closing, will not be required to register as an investment company under the Investment Company Act of 1940.

(gg) Market Stabilization Compliance. Except as disclosed on Section 4(gg) of the Disclosure Schedules, since the Accounts Date, the Company has not, and to the Company’s Knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

27

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers (other than any director or officer of the Company who is a Purchaser) is acting solely in the capacity of an arm’s length Purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any such Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives, and has only relied on the representations of the Purchasers set forth herein.

(ii) Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person authorized to act on its behalf has provided any of the Purchasers or their agents or counsel with any information that it reasonably believes constitutes material, non-public information in connection with the transactions contemplated by this Agreement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.

5. COVENANTS.

(a) Transfer Restrictions.

(i) Notwithstanding any other provision of this Agreement or any other Transaction Document, each Purchaser, severally but not jointly, covenants that the Securities may be disposed of only in compliance with applicable state and federal securities laws.

(ii) Legends. Each Purchaser understands that (i) the Notes, and (ii) for so long as any Ordinary Shares and Warrants are held in certificated form, except as set forth below, the certificates representing such Ordinary Shares or Warrants, in each case, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT IN COMPLIANCE WITH THE SECURITIES ACT, (B) RULE 903 OR 904 PURSUANT TO THE SECURITIES ACT, OR (C) RULE 144 UNDER THE SECURITIES ACT (UPON FURNISHING TO THE COMPANY SUCH REPRESENTATION LETTERS AND OTHER DOCUMENTATION AS THE COMPANY MAY REQUIRE), OR (II) UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, SHALL BE PROVIDED TO THE COMPANY, PROVIDING THAT SUCH SALE, TRANSFER, PLEDGE, HYPOTHECATION OR ASSIGNMENT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

28

No such legend shall be required: (A) from and after the later of (1) the Effective Date (as defined in the Registration Rights Agreement), other than with respect to Affiliates of the Company, and (2) such time as the Securities may be freely traded pursuant to Rule 144 without regard to any current public information, volume limitation, manner of sale or other restrictions thereon; or (B) for the Ordinary Shares during the effectiveness of the Resale Registration Statement, provided that the Purchaser seeking to have such legend removed undertakes to sell such securities solely in accordance with the Resale Registration Statement or pursuant to Rule 144.

(b) Shareholders Meeting. The Company shall, publish and despatch a circular to its shareholders as soon as reasonably practicable after the date of this Agreement, which circular shall:

(i) convene a general meeting of shareholders (the “Shareholders Meeting”) to be held no later than thirty (30) days after the date of this Agreement to consider the Shareholder Approval (it being understood and acknowledged that the convening of the Shareholders Meeting for a date not later than thirty (30) days after the date of this Agreement shall be without prejudice to the possibility that Shareholder Approval might be obtained at a later date, whether by way of adjournment or further meeting (any such further meeting also being a Shareholders Meeting for the purposes of Section 5(g)); and

(ii) include a unanimous recommendation of the directors of the Company that the Company’s shareholders vote in favour of the Shareholder Approval and shall procure that such recommendation is not withdrawn or modified unless and only to the extent that the directors of the Company determine, acting in good faith, that such recommendation should be withdrawn or modified in order to comply with their fiduciary duties as directors of the Company or applicable law;

(c) Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall make all filings and reports relating thereto following the Closing Date as may be required thereby.

(d) Listing. The Company shall make, or cause to be made, an application to AIM for Admission. The Company shall use commercially reasonable efforts to obtain Admission, (i) in respect of the Shares, as soon as reasonably practicable following the Closing but in any event not later than the second Business Day after Closing, and (ii) in respect of the Conversion Shares, as soon as possible following the Shareholder Approval Date, and in each case, will, at its own expense, supply or cause to be supplied all such information, give all such undertakings, execute all such documents and take or cause to be taken all such action as may be reasonably required by AIM, in connection with such applications. The Company will use commercially reasonable efforts to supply all such documents and information, pay such fees, give such undertakings and do all such acts and things as may be reasonably required in connection with the admission of the Shares, the Conversion Shares as participating securities within CREST.

29

In addition, as soon as practicable following the Shareholder Approval Date, the Company shall make or cause to be made an application to AIM for a block listing (up to the maximum amount available to the Company under AIM block listing rules and in consideration of block listings registered at the time of this Agreement) or otherwise to admit upon Admission or as soon as permitted by AIM thereafter the maximum number of Conversion Shares that may be acquired upon conversion of the Notes and the maximum number of Warrant Shares issuable upon exercise of the Warrants. Further, the Company shall list the Shares, Conversion Shares and the Warrant Shares on each other securities exchange on which the Ordinary Shares are then listed and/or admitted to trading.

(e) Company Lock-up. From the date hereof until the date that is one hundred eighty (180) days after the Effective Date (as defined in the Registration Rights Agreement), the Company shall not, without the prior written consent of the Lead Purchasers, issue, offer or sell Ordinary Shares or Ordinary Share Equivalents. Notwithstanding the foregoing, in no event shall this Section 5(e) prohibit the Company from (i) issuing Ordinary Shares, Notes or Warrants hereunder, or Conversion Shares or Warrant Shares, as applicable, upon the conversion of the Notes or exercise of the Warrants, as applicable; (ii) issuing Ordinary Shares and options to purchase Ordinary Shares, Ordinary Shares underlying options granted and other securities, each pursuant to any equity award plan of the Company in effect on the date hereof; (iii) pursuant to the exercise or conversion of options, warrants or other securities of the Company outstanding on the date hereof, as disclosed in the AIM Documents or the SEC Documents, or issuing Ordinary Shares or warrants or adjusting the right to receive such Ordinary Shares or warrants in order to satisfy and in accordance with any anti-dilution provisions of any such agreements or securities; (iv) filing any post-effective amendments to the existing registration statement relating to Aspire Capital Fund, LLC; or (v) filing any registration statements or amendments to any registration statements or related documents to comply with the Company’s obligations under the Existing Registration Rights Agreements contemporaneously with the registration of the Shares, the Conversion Shares and the Warrant Shares under the Registration Rights Agreement.

(f) Other Lock-ups. As soon as practicable following the Closing Date, the Company shall use commercially reasonable efforts to cause Novartis to enter into a “lock-up” agreement on terms that are substantially similar to the Lock-Up Agreements. In addition, the Company will instruct its broker and nominated advisor to approach each institutional shareholder of the Company headquartered in the United Kingdom and owning more than six percent (6%) of the outstanding Ordinary Shares to enter into a customary “lock-up” agreement on terms substantially similar to those given to other shareholders of the Company, in all cases subject to the requirements of MAR and applicable law.

(g) Voting Undertaking. Each Purchaser hereby irrevocably undertakes to the Company as follows:

(i) As of Closing, such Purchaser will be the registered holder and/or beneficially own and/or otherwise be able to control the exercise of all rights attaching to, including the ability to procure the exercise of voting rights on the Ordinary Shares as set out on Exhibit J hereto (the “Beneficially Owned Shares”). Such Purchaser also confirms that it has not agreed (conditionally or otherwise) or given instructions to sell, transfer, encumber or otherwise dispose of, charge, encumber or grant any option or other right into or over all or any of the Beneficially Owned Shares or any interest therein and furthermore it will not enter into such agreement or give such instructions prior to the earlier of 7 August 2020 or the Shareholder Approval Date.

30

(ii) From and after the date of this Agreement and until the earlier of 7 August 2020 or the Shareholder Approval Date, in connection with any Shareholders Meeting at which the matters described in the definition of “Shareholder Approval” are to be considered and, if thought fit, approved (the “Resolutions”), such Purchaser shall or, where applicable, will procure that the registered holder of the Beneficially Owned Shares (together with any other shares of which the Purchaser may become the registered and/or beneficial owner or whose voting rights the Purchaser is otherwise able to control prior to such Shareholders Meeting, the “Beneficially Owned Voting Shares”) will, in person or by proxy cast all votes attaching to the Beneficially Owned Voting Shares, or otherwise procure that all such votes shall be cast by the registered holders of the Beneficially Owned Voting Shares, at the Shareholders Meeting (and at any adjournment thereof):

(A) in favor of the Resolutions whether on a show of hands or upon a poll, by person or by proxy, or duly appointed representative; and

(B) against any resolution or proposal to adjourn the Shareholders Meeting or to amend the Resolutions (to the extent that such amendment is not recommended by the chairman of the Shareholders Meeting).

(iii) Such Purchaser shall or, where applicable, will procure that the registered holder of the Beneficially Owned Voting Shares will, as soon as reasonably practicable and by no later than the date and time stated in the Shareholder Circular, appoint a proxy in accordance with the procedure set out in the Shareholder Circular, so that such proxy appointment shall provide an authority to the chairman of the Shareholders Meeting to vote in favor of the Resolutions in respect of the votes attaching to the Beneficially Owned Voting Shares which are capable of being cast at such Shareholders Meeting.

(iv) Such Purchaser shall or, where applicable, will procure that the registered holder of the Beneficially Owned Voting Shares will, not revoke or otherwise withdraw the proxy appointment submitted by it or on its behalf in accordance with Section 5(g)(iv).

(v) Such Purchaser shall or, where applicable, will procure that the registered holder of the Beneficially Owned Voting Shares will, not grant any person the right to exercise the voting rights attached to any Beneficially Owned Voting Shares unless such person enters into an undertaking on terms substantially similar to those set forth in this Section 5(g).

31

(h) Conversion of Certain Unexercised Warrants into Tranche 2 Notes. The following provisions shall apply to any Warrant issued to any Qualifying Warrantholder pursuant to this Agreement which remains unexercised at the expiration of the Share Subscription Period:

(i) Optional Warrant Conversion. Notwithstanding anything to the contrary in the Warrant Instrument or the Warrant, if, at the expiration of the Share Subscription Period, the Warrant has not been exercised, then, in lieu of exercising the Warrant for Ordinary Shares, the holder may elect to convert the Warrant, in whole but not in part, into Tranche 2 Notes having (A) an aggregate principal amount equal to (x) the remaining number of Warrant Shares issuable upon exercise of the Warrant, multiplied by (y) the Warrant Exercise Price, and (B) an initial conversion price equal to the Warrant Exercise Price (in each case, giving effect to any adjustments made in accordance with the Warrant and the Warrant Instrument up to the expiration of the Share Subscription Period).

(ii) Mechanics of Optional Warrant Conversion.

(A) To exercise its option to convert the Warrant into Tranche 2 Notes set forth in Section 5(h)(i) above, the holder of the Warrant shall surrender the certificate representing the Warrant at the principal office of the Company (or such other address previously designated by the Company to the holder for such purpose) with an irrevocable and unconditional written notice of election to convert (the “Optional Warrant Conversion Notice”), together with instruments of transfer, in forms reasonably satisfactory to the Company, duly executed by the holder thereof, and such other customary documents, instruments and/or certificates as the Company may reasonably request to effect the conversion, including all reasonably requested documents necessary for the Company to verify that the holder is not a Person other than the original holder of the Warrant or an Affiliate of such original holder.

(B) Within five (5) Business Days after the surrender by the holder of the certificate representing the Warrant and the delivery of the Optional Warrant Conversion Notice, the Company shall deliver to such holder the Tranche 2 Notes (such date of delivery, the “Optional Warrant Conversion Closing Date”).

(C) The Warrant shall lapse and no longer be outstanding upon the earlier of the Optional Warrant Conversion Closing Date and the expiration of the Share Subscription Period, and all rights of a holder with respect to the Warrant or the Warrant Shares issuable upon exercise thereof shall immediately terminate upon such lapse.

(iii) Termination of Optional Warrant Conversion Right. The option of the holder to convert the Warrant into Tranche 2 Notes as described in this Section 5(h) shall automatically terminate and be of no further force or effect on the earliest to occur of (i) the date that is five (5) Business Days after the expiration of the Share Subscription Period, (ii) the date that the Warrant is transferred to a Person that is not an Affiliate of the original holder and (iii) to the extent that the Warrant has been transferred, the date on which any such transferee ceases to be an Affiliate of the original holder.

32

(i) Alternative Conversion of Warrants into Tranche 3 Notes. The following provisions shall apply to the Warrants held by any Original Warrantholder if the Shareholder Approval is not obtained on or before August 7, 2020:

(i) Optional Warrant Conversion. Notwithstanding anything to the contrary in the Warrant Instrument or the Warrant, if the Shareholder Approval is not obtained on or before August 7, 2020, then, in lieu of having the right to exercise the Warrant for Ordinary Shares that would have arisen if the Shareholder Approval had been obtained on or before that date, and in compensation therefor, each Original Warrantholder may elect to convert the Warrants held thereby, in whole but not in part, into Tranche 3 Notes having an aggregate principal amount equal to (x) the number of Warrant Shares that would have been issuable upon exercise of the Warrant if Shareholder Approval had been obtained, multiplied by (y) the Warrant Exercise Price (giving effect to any adjustments made in accordance with the Warrant and the Warrant Instrument prior to the conversion election).

(ii) Mechanics of Optional Warrant Conversion.

(A) To exercise its option to convert the Warrant into Tranche 3 Notes set forth in Section 5(i)(i) above, the holder of the Warrant shall surrender the certificate representing the Warrant at the principal office of the Company (or such other address previously designated by the Company to the holder for such purpose) with an irrevocable and unconditional written notice of election to convert (the “Alternative Warrant Conversion Notice”), together with instruments of transfer, in forms reasonably satisfactory to the Company, duly executed by the holder thereof, and such other customary documents, instruments and/or certificates as the Company may reasonably request to effect the conversion, including all reasonably requested documents necessary for the Company to verify that the holder is not a Person other than an Original Warrantholder.

(B) Within five (5) Business Days after the surrender by the holder of the certificate representing the Warrant and the delivery of the Alternative Warrant Conversion Notice, the Company shall deliver to such holder the Tranche 3 Notes (such date of delivery, the “Alternative Warrant Conversion Closing Date”).

(C) The Warrant shall lapse and no longer be outstanding upon the earliest to occur of (i) the Alternative Warrant Conversion Closing Date, (ii) the expiration of the Share Subscription Period and (iii) August 2, 2025, and all rights of a holder with respect to the Warrant or the Warrant Shares issuable upon exercise thereof shall immediately terminate upon such lapse.

(iii) Termination of Optional Warrant Conversion Right. The provisions of this Section 5(i) shall automatically terminate and be of no further force or effect on the earliest to occur of (i) the failure of the Original Warrantholder to attend (either in person or by proxy) any Shareholders Meeting called for the purpose of obtaining the Shareholder Approval and to vote in favour of such Shareholder Approval with the entirety of all voting rights available to such Original Warrantholder, (ii) the third anniversary of the Effective Date, (iii) the date that the Warrant is transferred to a Person that is not an Affiliate of the original holder and (iv) to the extent that the Warrant has been transferred, the date on which any such transferee ceases to be an Affiliate of the original holder.

33

(j) Use of Proceeds. The Company shall use the net proceeds of the Offering primarily to fund clinical development activities of its lead products and for general corporate purposes, ordinary trading activities including settlement of normal trade payables and to repay up to $13,000,000 of indebtedness, and no such proceeds shall be used to make any dividend or distribution to any shareholder of the Company, or for the repurchase of Ordinary Shares.

(k) Shareholder Circular. The Purchasers consent to the use of their names in the Shareholder Circular.

(l) Conflict Waiver. The Company and each Purchaser acknowledges that Sidley Austin LLP has acted as counsel to the Lead Purchasers in connection with this Agreement and the Offering, and waives any conflict of interest that may arise from such representation vis-à-vis Sidley Austin’s separate representation of any Group Company or any other Purchaser in matters unrelated hereto.

(m) Tax Matters.

(i) The Company shall promptly after the end of each taxable year, and in any event no later than the date that is 75 days after the end of the taxable year of the Company, determine the Company’s status as a CFC or a PFIC and inform the Purchaser of its determination and, if the Company determined that it is a CFC, inform the Purchaser of its pro rata portion of the Company’s “Subpart F income” and “global intangible low-taxed income” (as defined in the Code). The Company further agrees to use commercially reasonable efforts to provide to each Purchaser with such information and such other assistance as such Purchaser may reasonably request in order for the Purchaser to file any required tax returns, information tax returns or otherwise comply with applicable tax laws. In addition, because the Purchaser may make a “Qualified Electing Fund” election pursuant to Section 1295 of the Code, unless the Purchaser has notified the Company in writing that it has not made such an election, the Company shall promptly, and in any event no later than the date that is 75 days after the end of the taxable year of the Company, provide annual financial information to such Purchaser in the “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) and any other information reasonably requested by the Purchaser for purposes of making a mark-to-market election under Section 1296 of the Code, and shall provide the Purchaser with access to such other Company information as may be reasonably required for purposes of filing United States federal income tax returns in connection with such Qualified Electing Fund election. Additionally, the Company shall provide each Purchaser upon written request by the Purchaser with such information as the Purchaser reasonably requests to report any “original issue discount” (as defined in the Code) on the Notes (if any).

(ii) Each Purchaser shall provide to the Company, or to such other person as may be reasonably requested by the Company from time to time, Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8, as appropriate (and together with appropriate attachments), certifying that such purchaser is not subject to U.S. backup withholding tax. Each Purchaser agrees that if any such form previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form.

34

(n) Compliance. The Company covenants and agrees that it shall not (and shall not permit any of its subsidiaries or controlled affiliates or, to the extent of its control over their actions on behalf of the Company, any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants and agrees that it shall (and shall cause each of its subsidiaries and affiliates to) implement and maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti- corruption law consistent and appropriate for the size of the Company and the scope of its operations.

(o) Non-Public Information. The Company covenants and agrees that, for so long as any Purchaser holds at least 1% of the outstanding Ordinary Shares, neither the Company, nor any other person authorized to act on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company reasonably believes constitutes material non-public information (including, for so long as the Ordinary Shares are admitted to trading on AIM, “inside information” as defined under MAR), unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential, or otherwise in compliance with MAR.

(p) Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the Transactions are first publicly announced by the Company. The Purchaser covenants that until such time as the Transactions are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement.

(q) Committee Approval. The Company will use commercially reasonable efforts to obtain the Committee Approval within one (1) Business Day of the receipt of the Shareholder Approval.

(r) Uncertificated Shares. After the Closing, the Company will use commercially reasonable efforts to cooperate with the Purchasers upon request to cause any Shares initially issued in certificated form to be issued in uncertificated form, subject to compliance with applicable laws, including securities laws.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company to issue and sell the Units to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

35

(a) Such Purchaser shall have delivered to the Company such Purchaser’s Purchase Price for the Units being purchased by such Purchaser at the Closing, as set forth on Exhibit A-1, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company as set forth on Exhibit H hereto;

(b) The representations and warranties of such Purchaser set forth herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(c) Such Purchaser shall have duly executed and delivered each of the Transaction Documents to which it is a party.

7. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder to purchase the Units to be purchased by such Purchaser from the Company at the Closing, as set forth on Exhibit A-1, is subject to the satisfaction, at or before the Closing, of each of the following conditions (other than the condition set forth in Section 7(h), which is for the sole benefit of the Lead Purchasers), provided that these conditions (other than the condition set forth in Section 7(h), which is for the sole benefit of the Lead Purchasers) are for each Purchaser’s sole benefit and may be waived only by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The representations and warranties of the Company set forth herein shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (or all respects, as the case may be, as of such date)), and all obligations, covenants and agreements of the Company or any Group Company required to be performed at or prior to the Closing Date shall have been performed. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer and Executive Director of the Company, dated as of the Closing Date, in the form of Exhibit I hereto;

(b) Such Purchaser shall have received the opinion of Mayer Brown International LLP covering the matters set forth on Exhibit D-1 attached hereto, and the opinion of Mayer Brown LLP, covering the matters set forth on Exhibit D-2 attached hereto;

(c) The Board of Directors of the Company shall have adopted, and not rescinded or otherwise amended or modified, resolutions consistent with Section 4(c) (the “Board Resolutions”);

(d) The Company shall have delivered to such Purchaser a director’s certificate, dated as of the Closing Date, certifying as to (A) the Board Resolutions, (B) the Articles of Association and (C) the signatures and authority of persons signing this Agreement, the Registration Rights Agreement and related documents on behalf of the Company;

36

(e) The Company shall have duly executed and delivered the Registration Rights Agreement;

(f) The Lock-Up Agreements shall have been duly executed and delivered to the Company;

(g) The Required Consents shall have been duly executed and delivered to the Company; and

(h) The Side Letter shall have been duly executed and delivered to the Lead Purchase.

8. EXTENSION AND WAIVER.

At any time, whether prior to, on or after the Closing, the Purchasers holding a majority of the Units, including the Lead Purchasers (the “Requisite Purchasers”), on the one hand, and the Company, on the other hand, may, as applicable (i) extend the time for the performance of any of the obligations of the other party or parties, as applicable, (ii) waive any inaccuracies in the representations and warranties of the other party or parties, as applicable, contained in this Agreement, or (iii) unless prohibited by applicable law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

9. INDEMNIFICATION.

(a) Company Indemnification Obligation. The Company shall to the fullest extent permitted by applicable law, including the Companies Act 2006, indemnify and hold harmless each Purchaser and its directors, officers, shareholders, members, managers, employees, partners and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or relating to (i) any material breach (or, in the case of any representation already qualified by materiality, Material Adverse Effect or similar materiality qualifier, any breach) of any representation or warranty made by the Company herein, or (ii) any material breach (or, in the case of any covenant, agreement or obligation already qualified by materiality, Material Adverse Effect or similar materiality qualifier, any breach) of any covenant, agreement or obligation of the Company herein; provided, that the Company shall not be required to indemnify any Indemnitee in respect of any Indemnified Liabilities to the extent that such liability resulted primarily from such Indemnitee’s gross negligence, willful misconduct or fraud or to the extent that a loss, claim, damage or liability is attributable to such Purchaser’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in any Transaction Document. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall contribute to the amount paid or payable by the Indemnitees as

37

a result of such Indemnified Liabilities as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnitee, on the other hand. The maximum aggregate liability of the Company to each Purchaser and such Purchaser’s directors, officers, shareholders, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives shall be equal to the Purchase Price paid by such Purchaser for Units, as set forth on Exhibit A-1.

(b) Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is actually and materially prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within five Business Days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of outside counsel, a conflict of interest exists between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Company assumes the defense of the claim, the Company shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent. In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (ii) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim; provided, however, the Indemnitee may not settle such claim without the prior written consent of the Company. If requested by the Company, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Company and its counsel in contesting any claim that the Company elects to contest.

10. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan,

38

for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. By the execution and delivery of this Agreement, the Company hereby agrees to, as promptly as practicable but in no event later than one (1) Business Day following the Closing Date, appoint Mereo US Holdings Inc., a Delaware corporation, as its agent upon which process may be served in any legal action or proceeding which may be instituted in any federal or state court in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, but for that purpose only. Such appointment shall be irrevocable so long as any Purchaser shall have any rights pursuant to the terms hereof until the appointment of a successor by the Company with the consent of the Purchasers and such successor’s acceptance of such appointment. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. Each of the parties hereto hereby expressly and irrevocably waives all rights of jurisdiction in any jurisdiction other than the state and federal courts sitting in the City of New York, borough of Manhattan, in any such suit, action or proceeding which it may now or hereafter be afforded by law in any other forum other than the state and federal courts sitting in the City of New York, Borough of Manhattan. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Counterparts; Execution. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each of the parties hereto (i) has agreed to permit the use, from time to time, of faxed or otherwise electronically transmitted signatures (including by PDF) in order to expedite the consummation of the transactions contemplated hereby, (ii) intends to be bound by its respective faxed or otherwise electronically transmitted signature, (iii) is aware that the other parties hereto will rely on the faxed or otherwise electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by fax or otherwise electronically transmitted.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

39

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments; Waivers. This Agreement, including the Exhibits and Schedules hereto, together with the Notes, the Warrants and the Registration Rights Agreement, supersedes all other prior oral or written agreements among each Purchaser, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters provided for herein, and this Agreement, including the Exhibits and Schedules hereto, contains the entire understanding of the parties hereto with respect to the matters covered herein. No provision of this Agreement may be waived, modified, supplemented or amended other than by an instrument in writing signed by the Company and the Requisite Purchasers. Any such amendment shall bind all Purchasers. No such amendment shall be effective to the extent that it applies to less than all of the Purchasers. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser, unless such amendment, termination, or waiver applies to all Purchasers in the same fashion. No failure or delay on the part of a party in either exercising or enforcing any right under this Agreement shall operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right shall preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right shall be deemed a waiver of any other right.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is mechanically or electronically generated and a read receipt is received, and in each case kept on file by the sending party); or (iii) upon receipt, when delivered by nationally recognized overnight delivery service (as evidenced by written confirmation of receipt), in each case properly addressed to the party to receive the same. The postal and email addresses for such communications shall be:

If to the Company:

Mereo BioPharma Group plc

4th Floor, One Cavendish Place

London W1G 0QF, United Kingdom

Telephone: [—]

Attention: General Counsel

Email: [—]

With copies (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: David S. Bakst

Email:    [—]

40

If to a Purchaser, to it at the street address and email address set forth on Exhibit A-2, with copies to such Purchaser’s representatives as set forth on Exhibit A-2, or, in the case of a Purchaser or any other party named above, to such other postal address and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five days prior to the effectiveness of such change.

If to Lead Purchaser Counsel, to Sidley Austin LLP at 787 Seventh Avenue, New York, NY 10019, Attention Geoffrey W. Levin, [—].

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Shares issued in the Closing. A Purchaser may not assign any of its rights hereunder without the prior written consent of the Company; provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or, after the Closing, to a third party acquiring some or all of its securities in a transaction complying with applicable securities laws without the prior written consent of the Company, provided that such assignee agrees in writing to be bound by the provisions hereof that apply to Purchaser, and provided, further, that the rights of the Qualifying Warrantholders set forth in Section 5(h) and the Original Warrantholders set forth in Section 5(i) may not be assigned to any person other than a person who is, and remains, an Affiliate of the original assignor.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 9, each Indemnitee, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations and warranties of the Company and Purchasers contained herein shall survive the Closing and shall remain in full force and effect until the date that is 30 days following the date on which the Company publishes its Annual Report and Accounts for the fiscal year ending December 31, 2021. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the survival period shall not thereafter be barred by the expiration of such survival and such claims shall survive until finally resolved.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

41

(k) Placement Agent. The Company acknowledges that it has engaged SVB Leerink LLC as placement agent in the offering documented by this Agreement (the “Placement Agent”), and the Company shall be solely responsible for the payment of all fees and expenses to the Placement Agent. Each Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of any Transaction Document, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of any Transaction Document, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of any Transaction Document, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to any Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of any Transaction Document.

(l) Expenses. Each Purchaser shall be responsible for all fees and charges of the Depositary related to any issuance of ADSs in connection with this Agreement.

(m) Independent Nature of Purchasers. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Units pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Group Companies which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Each Purchaser is represented by its own legal representative and is not relying upon the legal representative of the Lead Purchaser or any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

42

(n) Confidentiality. The parties to this Agreement shall keep, and shall have their respective Affiliates, employees and other representatives keep, the contents of this Agreement, the transactions contemplated hereby and the negotiations and possible proceedings in relation hereto confidential indefinitely, except as required for the conclusion of this Agreement or by any relevant laws or applicable stock exchange rules, and provided, that the Company shall be permitted to disclose the existence and the main contents of this Agreement (i) in the Resale Registration Statement, (ii) by way of public announcement on signing under the AIM Rules, (iii) in the Shareholder Circular, (iv) in any further public announcement required by the AIM Rules or any other applicable law or regulation to which the Company is subject, and (v) the Company’s Shareholders Meeting, and provided further, that all parties shall be permitted to share such information with their financial and legal advisors.

(o) Interpretative Matters. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement; (ii) the words describing the singular number shall include the plural and vice versa; (iii) words denoting either gender shall include both genders and words denoting natural Persons shall include all Persons and vice versa; (iv) the words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”; (vi) the phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement; and (vii) any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement. The omission of any indemnification obligations of the Purchasers in Section 9 shall not be deemed to constitute a waiver by the Company of any of its rights or remedies with respect to any breach by the Purchasers of their representations, warranties, covenants or agreements hereunder.

(p) Judgment Currency. If any judgment under this Agreement is rendered in U.S. dollars and, in order to obtain or enforce such judgment in any court of competent jurisdiction, it becomes necessary to convert an amount denominated in U.S. dollars into any other currency (the “Judgment Currency”), the conversion of the amount of the U.S. dollar-denominated judgment into the Judgment Currency shall be made at the rate of exchange by a known dealer in U.S. dollars determined as of the day on which the applicable judgment is rendered.

[Signature Page Follows]

43

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MEREO BIOPHARMA GROUP PLC

By:

Name:
Title:

PURCHASERS:

By:
Name:
Title:

SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT

EXHIBIT A-1

Schedule of Purchased Units

EXHIBIT A-2

Purchaser Information

EXHIBIT B

Form of Convertible Loan Note Instrument

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

DATED ____ JUNE 2020

FORM OF CONVERTIBLE LOAN NOTE INSTRUMENT

RELATING TO

MEREO BIOPHARMA GROUP PLC

Contents

1. Interpretation	52
2. Amount and description of notes	58
3. Status of notes	58
4. Use of Proceeds	59
5. Repayment of Notes	59
6. Interest	60
7. Certificates	60
8. The Register	60
9. Notes not to be quoted	61
10. Set-off	61
11. Meetings of Noteholders	61
12. Variation	62
13. Enforcement and third party rights	62
14. Notices	62
15. Governing law and jurisdiction	62
Schedule 1	64
Part 1. - Form of Tranche 1 Note Certificate	64
Part 2. - Form of Tranche 2 Note Certificate	65
Part 3. - Form of Tranche 3 Note Certificate	66
Schedule 2 The Conditions	67
Part 1. Interest, repayment and redemption	67
1. Interest	67
2. Repayment of principal	67
3. Time of payment	69
4. Redemption	69
5. Events of Default	74
6. Action following Event of Default	75
7. Taxation	76
Part 2. Conversion	77
1. Conversion	77
2. Procedures on conversion	78
Part 3. Transfer provisions, Undertakings and other matters	79
Schedule 3 Meetings of the Noteholders	84

THIS INSTRUMENT is made as a deed poll on ____ June 2020

BY

MEREO BIOPHARMA GROUP PLC incorporated and registered in England and Wales with company number 09481161 whose registered office is at 4th Floor, 1 Cavendish Place, London W1G 0QF, United Kingdom (the “Company”).

WHEREAS:

A.

The Company is entering into certain financing transactions on or around the date hereof, pursuant to which OrbiMed Partners Master Fund Limited, OrbiMed Genesis Master Fund L.P. and OrbiMed Private Investments VII, LP (the “Lead Investors”) and certain other investors (the “Investors”) shall be subscribing for the following securities of the Company: (x) a unit (referred to for convenience as “Ordinary Units”), consisting of (i) one ordinary share of the Company with a nominal value of £0.003 per share (such class of shares, the “Ordinary Shares,” and all such shares to be issued to the Purchasers, the “Shares”) together with (ii) one warrant to subscribe for 0.50 Ordinary Shares (all such warrants to be issued to the Purchasers, the “Ordinary Warrants”), at a purchase price of £0.174 per Unit and (y) a unit (referred to for convenience as the “Convertible Units”) consisting of (i) one Note together with (ii) warrants to subscribe for a number of Ordinary Shares equal to 0.5 times the number of Ordinary Shares issuable upon conversion of each Note (all such warrants to be issued to the Purchasers, the “Note Warrants” and together with the Ordinary Warrants (the “Warrants”) (the issuance of the foregoing Ordinary Units and Convertible Units collectively , the “Transaction”).

B.	By exercise of the powers conferred on them by the Articles, the Directors of the Company have, by a resolution passed on 1 June 2020, resolved to create, and to constitute the Notes hereunder.

C.	This Instrument constitutes the Notes.

D.

The Company and its subsidiaries are parties to an existing senior secured loan agreement in the principal amount of £20,455,000 with Silicon Valley Bank (as lender) (“SVB”) and Kreos Capital V (UK) Limited (as lender, agent and security agent) (“Kreos”), dated 28 September 2018 (as updated and amended from time to time) (the “Senior Loan”).

E.

The Notes created hereunder shall be subordinated to the Senior Loan by entry into a separate subordination deed between the Noteholders, Kreos and SVB on or around the date hereof (the “Subordination Agreement”).

AGREED TERMS

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this Instrument.

1.2	Acceleration Date: has the meaning given in paragraph 4 of Part 1 of Schedule 2.

ADS: has the meaning given in the Securities Purchase Agreement.

Affiliate: means a person that owns or controls directly or indirectly another person, any person that controls or is controlled by or is under common control with the person, including, without limitation, any subsidiaries, and any of that person’s general or limited partners, senior executive officers, directors and, for any person that is a limited liability company, that person’s managers and members or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members or investment advisor of, or shares the same management company or investors advisor (or member thereof) with, such person.

Alternative Warrant Conversion Notice: has the meaning given in the Securities Purchase Agreement.

Articles: means the articles of association of the Company, as amended or superseded.

Business Day: means any day other than Saturday, Sunday or federal legal holiday in the United States of America, or public holiday or bank holiday in the United Kingdom.

Certificate: means a Tranche 1 Note Certificate, a Tranche 2 Note Certificate or a Tranche 3 Note Certificate, as applicable.

Change of Control: means, (a) in one transaction or a series of related transactions, a person or one or more persons acting in concert, acquiring (i) all (or substantially all) of the share capital or assets of the Company, or (ii) more than fifty percent (50%) of the outstanding equity or other securities of the Company; or (b) any merger, consolidation, reorganisation, or business combination as a result of which the majority equity or other security holders of the Company immediately preceding such transaction (s) hold less than fifty percent (50%) of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction(s) immediately after consummation of such transaction. In the foregoing case, “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Company, to obtain or consolidate control (directly or indirectly) of the Company provided that the persons voting in the same or consistent manner at any general meeting of the Company will not be considered to be acting in concert by virtue only of exercising their votes in such manner.

Change of Control Payment: has the meaning given in paragraph 4.12 of Part 1 of Schedule 2.

Closing Price: means: (i) if at the relevant time the Ordinary Shares continue to be admitted to trading on AIM, the most recently reported closing price of one Ordinary Share on AIM; or (ii) if at the relevant time the Shares are no longer admitted to trading on AIM, the implied price of one Ordinary Share in pounds sterling by reference to the most recently reported closing price of an ADS on Nasdaq.

Conditions: means the conditions attaching to the Notes, as set out in Schedule 2 (as amended from time to time in accordance with this Instrument).

Conversion Date: means (i) in the case of Tranche 1 Notes being converted automatically following Shareholder Approval pursuant to the provisions of paragraph 1.2 of Part 2 of Schedule 2, the date on which such Shareholder Approval is granted; and/or (ii), in the case of an Uplift Notice or Pay Down Notice, the date specified in such notice; and/or (iii) in all other cases, the date falling 5 Business Days after service of the Conversion Notice.

Conversion Notice: means a notice in writing served by a Noteholder to the Company to convert all or, if the Ownership Limit applies, some of its outstanding Notes.

Default Rate: means the Tranche 1 Default Rate, Tranche 2 Default Rate or Tranche 3 Default Rate (as applicable).

Directors: means the board of directors of the Company, or a duly authorised committee of that board, for the time being.

Effective Date: means the date of this Deed.

Event of Default: means any of the events set out in paragraph 5 of Part 1 of Schedule 2.

Existing Indebtedness: means any indebtedness incurred by a Group Company and outstanding on or prior to the Effective Date (which for the avoidance of doubt shall include indebtedness pursuant to the Senior Loan and the Novartis Loan Note).

Group Company: means each of the Company and its subsidiaries.

Interest Rate: has the meaning given in paragraph 1 of Part 1 of Schedule 2.

Kreos: has the meaning given in the recitals of this Instrument.

Lead Investors: has the meaning given in the recitals of this Instrument.

Nasdaq: means the Nasdaq Global Market or the Nasdaq Capital Market (as applicable).

Notes: means the Tranche 1 Notes, the Tranche 2 Notes or the Tranche 3 Notes, as applicable.

Noteholder: means a person for the time being entered in the Register as holder of any Notes.

Noteholder Majority: means Noteholders holding more than 50% of the principal amount of all outstanding Notes.

Noteholder Majority Consent: means the consent of a Noteholder Majority provided either at a meeting of Noteholders or in writing, in each case in accordance with the requirements of Schedule 3.

Novartis: means Novartis Pharma AG, a company incorporated under the laws of Switzerland.

Novartis Loan Note: means the convertible loan note originally issued by the Company to Novartis in the principal amount of £3,841,479 on 8 February 2020.

Ordinary Shares: means the ordinary shares of £0.003 each in the capital of the Company, which have the rights set out in the Articles.

Original Warrantholder: has the meaning given in the Securities Purchase Agreement.

Ownership Limit: has the meaning given in paragraph 1.2 of Part 2 of Schedule 2.

Pay Down Issue: has the meaning given in paragraph 4.7 of Part 1 of Schedule 2.

Pay Down Notice: has the meaning given in paragraph 4.7 of Part 1 of Schedule 2.

Pay Down Securities: has the meaning given in paragraph 4.7 of Part 1 of Schedule 2.

Pay Down Reduction Amount: has the meaning given in paragraph 4.8 of Part 1 of Schedule 2.

Qualifying Noteholder: means any Noteholder holding Notes with a principal amount of £6,004,803.84 million or greater.

Redemption Date: has the meaning given in paragraph 4.1 of Part 1 of Schedule 2.

Redemption Notice: has the meaning given in paragraph 4.13 of Part 1 of Schedule 2.

Register: means a register of Noteholders referred to in, and kept and maintained in accordance with, clause 8.

Registered Office: means the registered office of the Company from time to time.

Securities Purchase Agreement: means the agreement governing the purchase of Ordinary Shares comprising the Transaction among, inter alios, the Company, the Lead Investors and the other Investors party thereto, dated on or around the date hereof.

Senior Lenders: means SVB and Kreos (and each of them individually, a “Senior Lender”) and/or their respective successors in title.

Senior Loan: has the meaning given in the recitals of this Instrument.

Shareholder Approval: has the meaning given in the Securities Purchase Agreement.

Shareholders Meeting: has the meaning given in the Securities Purchase Agreement.

Shares: has the meaning given in the recitals of this Instrument.

Subordination Agreement: has the meaning given in the recitals of this Instrument.

SVB: has the meaning given in the recitals of this Instrument.

Tranche 1 Conversion Price: £0.174 per Ordinary Share, subject to adjustment as set forth in Part 3 of Schedule 2.

Tranche 2 Conversion Price: £0.348 per Ordinary Share, subject to adjustment as set forth in Part 3 of Schedule 2.

Tranche 1 Default Rate: has the meaning given in paragraph 1.1 of Part 1 of Schedule 2.

Tranche 2 Default Rate: has the meaning given in paragraph 1.2 of Part 1 of Schedule 2.

Tranche 3 Default Rate: has the meaning given in paragraph 1.3 of Part 1 of Schedule 2.

Tranche 1 Extension Option: has the meaning given in paragraph 2.3 of Part 1 of Schedule 2.

Tranche 1 Extension Notice: has the meaning given in paragraph 2.3 of Part 1 of Schedule 2.

Tranche 2 Extension Option: has the meaning given in paragraph 2.5 of Part 1 of Schedule 2.

Tranche 2 Extension Notice: has the meaning given in paragraph 2.5 of Part 1 of Schedule 2.

Tranche 3 Extension Option: has the meaning given in paragraph 2.7 of Part 1 of Schedule 2.

Tranche 3 Extension Notice: has the meaning given in paragraph 2.7 of Part 1 of Schedule 2.

Tranche 1 Maturity Date: means 3 June 2023 or, in respect of any Tranche 1 Notes held by a Qualifying Noteholder, such later date as may be applicable following exercise of the Tranche 1 Extension Option.

Tranche 2 Maturity Date: means the date falling three years from the date of issue of such Tranche 2 Notes, or in respect of any Tranche 2 Notes held by a Qualifying Noteholder, such later date as may be applicable following exercise of the Tranche 2 Extension Option.

Tranche 3 Maturity Date: means 3 June 2025 or, in respect of any Tranche 3 Notes held by a Qualifying Noteholder, such later date as may be applicable following exercise of the Tranche 3 Extension Option and acceptance by the Company of the same.

Tranche 1 Note Certificate: a certificate for Tranche 1 Notes in the form (or substantially in the form) set out in Part 1 of Schedule 1.

Tranche 2 Note Certificate: a certificate for Tranche 2 Notes in the form (or substantially in the form) set out in Part 2 of Schedule 1.

Tranche 3 Note Certificate: a certificate for Tranche 3 Notes in the form (or substantially in the form) set out in Part 3 of Schedule 1.

Tranche 1 Noteholder: means a Noteholder holding Tranche 1 Notes.

Tranche 2 Noteholder: means a Noteholder holding Tranche 2 Notes.

Tranche 3 Noteholder: means a Noteholder holding Tranche 3 Notes.

Tranche 1 Notes: up to £40,533,671 in aggregate unsecured convertible loan notes of £1 principal amount each, maturing on the Tranche 1 Maturity Date constituted by this Instrument or, as the case may be, the principal amount of such loan notes for the time being issued and outstanding, and principal amount shall be construed accordingly.

Tranche 2 Notes: up to £40,032,025 in aggregate unsecured convertible loan notes of £1 principal amount each, maturing on the Tranche 2 Maturity Date constituted by this Instrument or, as the case may be, the principal amount of such loan notes for the time being issued and outstanding, and principal amount shall be construed accordingly.

Tranche 3 Notes: up to £56,044,831 in aggregate unsecured loan notes of £1 principal amount each, maturing on the Tranche 3 Maturity Date constituted by this Instrument or, as the case may be, the principal amount of such loan notes for the time being issued and outstanding, and principal amount shall be construed accordingly.

Transaction: has the meaning given in the recitals of this Instrument.

Uplift Allocation Notice: has the meaning given in paragraph 4.3 of part 1 of Schedule 2.

Uplift Reduction Amount: has the meaning given in paragraph 4.4 of part 1 of Schedule 2.

Uplift Securities: has the meaning given in paragraph 4.3 of part 1 of Schedule 2.

Warrant: has the meaning given in the recitals of this Instrument.

Warrant Instrument: means the instrument constituting the Warrants dated on or about the Effective Date.

1.3	Clause, Schedule and paragraph headings shall not affect the interpretation of this Instrument.

1.4	References to clauses and Schedules are to the clauses of and Schedules to this Instrument and references to paragraphs are to paragraphs of the relevant Schedule.

1.5

The Schedules (including, for the avoidance of doubt, the Conditions) form part of this Instrument and shall have effect as if set out in full in the body of this Instrument. Any reference to this Instrument includes the Schedules.

1.6

A reference to this Instrument, the Conditions or to any other agreement or document referred to in this Instrument or the Conditions is a reference to this Instrument (which shall include the Conditions), the Conditions or such other agreement or document as varied or novated in accordance with their terms from time to time.

1.7	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.8	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.9	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted assigns.

1.10	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.11	A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the Companies Act 2006.

1.12	A reference to writing or written includes fax but not e-mail (unless otherwise expressly provided in this Instrument).

1.13

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.14	Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.15	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.16	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.17	Any obligation on a person not to do something includes an obligation not to allow that thing to be done.

1.18	A reference in this Instrument to:

(a)	any Notes being outstanding means such Notes as are in issue, not redeemed, not converted and not cancelled at the relevant time;

(b)	the assets of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(c)	indebtedness shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(d)	repayment includes redemption and vice versa and the words repay, redeem, repayable, redeemed and repaid shall be construed accordingly;

(e)	$ or USD denotes the lawful currency of the United States of America;

(f)	£ or sterling denotes the lawful currency of the United Kingdom; and

(g)

tax shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.19	Unless the context otherwise requires, a reference to the Notes includes a reference to all and/or any of the Notes.

2.	Amount and description of notes

2.1	The aggregate principal amount of the Tranche 1 Notes is limited to £40,533,671.

2.2	The aggregate principal amount of the Tranche 2 Notes is limited to £40,032,025.

2.3	The aggregate principal amount of the Tranche 3 Notes is limited to £56,044,831.

2.4	The Tranche 1 Notes shall be known as the unsecured convertible loan notes due 2023 and shall be issued by the Company in integral multiples of £1.

2.5	The Tranche 2 Notes shall be known as the unsecured convertible loan notes due 2026 and shall be issued by the Company in integral multiples of £1.

2.6	The Tranche 3 Notes shall be known as the unsecured loan notes due 2025 and shall be issued by the Company in integral multiples of £1.

3.	Status of notes

3.1	The Notes when issued and outstanding shall rank pari passu, equally and rateably, without discrimination or preference among themselves and as unsecured obligations of the Company.

3.2

The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument (including the Conditions). All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders.

3.3

No Notes shall be issued or deemed issued pursuant to this Instrument until Closing (as defined in the Securities Purchase Agreement) has occurred in accordance with the terms and conditions of the Securities Purchase Agreement.

3.4

No Tranche 2 Notes shall be issued to any person who is not a Qualifying Noteholder and has not served upon the Company an Optional Warrant Conversion Notice (as defined in the Securities Purchase Agreement) in accordance with the provisions of section 5(h)(ii) of the Securities Purchase Agreement.

3.5

Any Qualifying Noteholder who delivers an Optional Warrant Conversion Notice (as defined in the Securities Purchase Agreement) in accordance with the provisions of Clause section 5(h)(ii) of the Securities Purchase Agreement shall have the subscription monies paid to the Company thereunder applied towards the subscription price for Tranche 2 Notes (in the face amount of £1 for each Tranche 2 Note issued) in accordance with section 5(h)(ii) of the Securities Purchase Agreement. The subscription price in respect of all Warrants subject to the Optional Warrant Conversion Notice shall be aggregated for purposes of determining the number of Tranche 2 Notes issued, provided that no Tranche 2 Notes shall be issued for any part payment towards a Tranche 2 Note and after aggregation of all such amounts, any remaining fractional sums pursuant to an Optional Warrant Conversion Notice shall be discounted when calculating the number of Tranche 2 Notes to be issued.

3.6	No Tranche 3 Notes shall be issued to any person if the Shareholder Approval is obtained on or before 7 August, 2020.

3.7

If the Shareholder Approval is not obtained on or before 7 August, 2020, the Company shall deliver Tranche 3 Notes (in the face amount of £1 for each Tranche 3 Note issued) to each Original Warrantholder that delivers an Alternative Warrant Conversion Notice in accordance with section 5(i)(ii) of the Securities Purchase Agreement, within five (5) Business Days after the surrender by the holder of the certificate representing the Warrant and the delivery of the Alternative Warrant Conversion Notice.

3.8

For so long as the Senior Loan remains outstanding, no Notes shall be issued or deemed issued to any person pursuant to this Instrument unless such person has first executed the Subordination Agreement or a deed of adherence to the Subordination Agreement (pursuant to which such person becomes bound by the terms of the Subordination Agreement) and provided a copy of such executed document to the Company and the Senior Lenders.

4.	Use of Proceeds

4.1	The proceeds of all subscriptions for the Notes shall be used in accordance with the terms and conditions of Section 5(j) of the Securities Purchase Agreement.

4.2	No part of the proceeds of any subscription for the Notes shall be used by the Company to make any dividend or distribution to any shareholder in the Company, or for the repurchase of Ordinary Shares.

5.	Repayment of Notes

5.1	The Notes shall be repaid in accordance with Part 1 of Schedule 2.

5.2	All Notes repaid by the Company shall be automatically and immediately cancelled and shall not be reissued.

6.	Interest

Until the Notes are repaid by the Company or converted into Ordinary Shares, in each case in accordance with the provisions of this Instrument, interest shall accrue and be paid on the principal amount of the Notes outstanding at the rate and in the manner provided in Part 1 of Schedule 2.

7.	Certificates

7.1

Each Noteholder (or the joint holders of any Notes) shall be entitled to receive, without charge, one Tranche 1 Note Certificate and/or Tranche 2 Note Certificate and/or Tranche 3 Note Certificate (as applicable) for the Tranche 1 Notes and/or Tranche 2 Notes and/or Tranche 3 Notes registered in his (or their) names.

7.2

Where any Notes are held jointly, the Company shall not be bound to issue more than one Certificate in respect of such Notes and delivery of a Certificate to the person who is first named in the Register as Noteholder shall be sufficient delivery to all joint holders of such Notes.

7.3	Each Certificate shall:

(a)	bear a denoting number;

(b)	indicate whether it relates to Tranche 1 Notes, Tranche 2 Notes, or Tranche 3 Notes;

(c)	be issued and executed by the Company as a deed in the form (or substantially in the form) set out in Part 1 of Schedule 1, Part 2 of Schedule 1 or Part 3 of Schedule 1 (as applicable); and

(d)	have the Conditions endorsed on or attached to it.

7.4	In the case of repayment or transfer of part only of a Noteholder’s Notes, the Certificate(s) in respect of such Notes shall be either:

(a)	endorsed with a memorandum of the nominal amount of the Notes so redeemed or transferred and the date of such repayment or transfer; or

(b)	cancelled and (without charge) replaced by a new Certificate for the balance of the principal amount of the Notes not then repaid or transferred.

8.	The Register

8.1

The Company shall keep and maintain the Register at the Registered Office or (subject always to the provisions of section 743 of the Act) at such other place as the Company may from time to time appoint for this purpose and notify to the Noteholders.

8.2	There shall be entered in the Register:

(a)	the names and addresses of the Noteholders for the time being;

(b)	the principal amount of the Notes held by each Noteholder;

(c)	whether the Notes held by each Noteholder are Tranche 1 Notes, Tranche 2 Notes or Tranche 3 Notes;

(d)	the date of issue of each of the Notes and the date on which the name of each Noteholder is entered in the Register in respect of the Notes registered in his name;

(e)	the serial number of each Certificate issued and the date of its issue; and

(f)	the date(s) of all transfers and changes of ownership of any of the Notes.

8.3	The Company shall promptly amend the Register to record any change to the name or address of a Noteholder that is notified in writing to the Company by that Noteholder.

8.4

The Noteholders or any of them, or any person authorised by a Noteholder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it.

8.5	Every Noteholder shall be recognised by the Company as entitled to his Notes free from any equity, set-off or cross-claim against the original or an intermediate holder of such Notes.

9.	Notes not to be quoted

No application has been, or shall be, made (unless pursuant to paragraph 7.2 of Part 1 of Schedule 2) to any investment exchange (whether in the United Kingdom or otherwise) for permission to deal in, or for an official or other listing or quotation, in respect of the Notes.

10.	Set-off

Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders in accordance with the Conditions without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law.

11.	Meetings of Noteholders

Meetings of the Noteholders shall be convened and held in accordance with the provisions of Schedule 3.

12.	Variation

12.1

All or any of the rights for the time being attached to the Notes or other provisions of this Instrument may from time to time (whether or not the Company is being wound up) be altered or abrogated with the prior written consent of a Noteholder Majority. Any such alteration or abrogation shall be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.2

Modifications to this Instrument which are of a minor nature or made to correct a manifest error may be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

12.3

The Company shall, within 5 Business Days of making any variation pursuant to this clause 12, send to each Noteholder (or, in the case of joint holders, to the Noteholder named first in the Register) a copy of the deed poll (or other document) effecting the variation.

12.4	Any modification, alteration or abrogation made pursuant to clause 12.1 or clause 12.2 shall be binding on all the Noteholders.

13.	Enforcement and third party rights

13.1

From and after the date of this Instrument, and for so long as any Notes are outstanding or any amount is payable or repayable by the Company in respect of the Notes, the Company undertakes to duly perform and observe its obligations under this Instrument.

13.2

Except as expressly provided in clause 13.3, a person who is not a party to this Instrument shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Instrument.

13.3

This Instrument shall operate for the benefit of all Noteholders and each Noteholder shall be entitled to sue for the performance or observance of the provisions of this Instrument in his own right so far as his own holding of Notes is concerned.

14.	Notices

Any notice to be given to or by any Noteholder(s) for the purposes of this Instrument shall be given in accordance with the provisions of paragraph 9 and paragraph 10 of Part 3 of Schedule 2.

15.	Governing law and jurisdiction

15.1

This Instrument and the Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of England and Wales.

15.2

The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Instrument or the Notes or their subject matter or formation (including non-contractual disputes or claims).

This instrument has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1

Part 1. —Form of Tranche 1 Note Certificate

Part 2. —Form of Tranche 2 Note Certificate

Part 3. - Form of Tranche 3 Note Certificate

Schedule 2 The Conditions

Part 1. Interest, repayment and redemption

1.	INTEREST

1.1

Interest shall initially be payable on any outstanding Tranche 1 Notes (so far as not converted under Part 2 of Schedule 2) at a fixed rate of 10% per annum (the “Interest Rate”), subject to the following adjustments:

(a)	if Shareholder Approval is obtained on or prior to 7 August 2020, the initial 10% rate shall be reduced to 6% per annum, with effect retroactively as of the Effective Date;

(b)

if an Event of Default takes place and is not remedied by the Company in accordance with the applicable provisions of this Part 1 of Schedule 2, the Tranche 1 Interest Rate shall be increased by 2% per annum with effect from the date of such Event of Default (or, if applicable, the expiry of any cure period applicable thereto) (the “Tranche 1 Default Rate”); and

(c)

if the Tranche 1 Extension Option is exercised, interest shall cease to be payable on the Tranche 1 Notes from the date of the relevant Tranche 1 Extension Notice (other than any interest payable at the Tranche 1 Default Rate following an Event of Default, which, for the avoidance of doubt, shall apply at a flat rate of 2% in such circumstances and remain payable).

1.2

Interest shall not be payable on any outstanding Tranche 2 Notes or Tranche 3 Notes other than where an Event of Default takes place and is not remedied by the Company in accordance with the applicable provisions of this Part 1 of Schedule 2, where interest shall be payable on the Tranche 2 Notes and/or Tranche 3 Notes (as applicable) at a rate of 2% per annum with effect from the date of such Event of Default (or, if applicable, the expiry of any cure period applicable thereto) (the “Tranche 2 Default Rate” and “Tranche 3 Default Rate”, respectively).

1.3	Any interest due under paragraphs 1.1 or 1.2 shall be payable on the Redemption Date.

1.4

Interest, if payable, shall accrue daily at the Interest Rate and shall be calculated on the basis of a 365-day year and the actual number of days elapsed from the date of issue of the relevant Notes to the Redemption Date.

1.5	If the Company fails to pay redemption monies when due, interest shall accrue on the unpaid amount at the applicable Default Rate.

2.	REPAYMENT OF PRINCIPAL

2.1

As and when the Notes (or any part of them) are to be redeemed in accordance with paragraph 4 of this Part 1 of Schedule 2, the Company shall pay the Noteholders the principal amount of the Notes which are to be redeemed, subject to adjustment in accordance with paragraph 4.2 of this Part 2 of Schedule 2.

2.2

No prepayment of the principal amount of the Notes or any interest accrued thereon prior to the earlier of the Maturity Date or, in the event of a Change of Control, the date on which the consideration in respect of such Change of Control is remitted to the holders of Ordinary Shares, shall be permitted without the consent of a Noteholder Majority, and, if required, the consent of the Senior Lenders pursuant to the terms of the Subordination Deed.

2.3

At any time prior to the Tranche 1 Maturity Date, a Qualifying Noteholder may (but shall not be required to) notify the Company that it wishes to extend the Tranche 1 Maturity Date in respect of that Noteholder’s Tranche 1 Notes to a new date to be specified in such notice provided such date is a Business Day and not later than the date 10 years after the date of this Instrument (a “Tranche 1 Extension Notice”), and the Company shall accept such extension (the “Tranche 1 Extension Option”), whereupon the Tranche 1 Maturity Date shall be revised accordingly. A Qualifying Noteholder may only issue a Tranche 1 Extension Notice once and any such Tranche 1 Extension Option must be used in respect of all Tranche 1 Notes held by such Qualifying Noteholder. From the date of such Tranche 1 Extension Notice, other than amounts accrued prior to delivery of the Tranche 1 Extension Notice, no additional interest shall be payable on the Tranche 1 Notes held by the exercising Qualifying Noteholder (other than any interest which becomes payable at the Tranche 1 Default Rate).

2.4

On the date of the Tranche 1 Extension Notice the exercising Qualifying Noteholder shall deliver to the Company the Tranche 1 Note Certificate in respect of the Tranche 1 Notes which are the subject of such Tranche 1 Extension Notice, and the Company shall, within 5 Business Days’ of the exercise of the Tranche 1 Extension Option, issue to such Qualifying Noteholder a replacement Tranche 1 Note Certificate bearing the revised Tranche 1 Maturity Date.

2.5

A Qualifying Noteholder who holds both Tranche 1 Notes and Tranche 2 Notes may (but shall not be required) if they have already served an Extension Notice (or contemporaneously with the service of an Extension Notice), notify the Company that it wishes to extend the Tranche 2 Maturity Date in respect of that Noteholder’s Tranche 2 Notes to the same date that it has specified as the Tranche 1 Maturity Date pursuant to its Extension Notice for Tranche 1 Notes (such further notice being a “Tranche 2 Extension Notice”), and the Company shall accept such extension (the “Tranche 2 Extension Option”), whereupon the Tranche 2 Maturity Date shall be revised accordingly. A Qualifying Noteholder may only issue a Tranche 2 Extension Notice once and any such Tranche 2 Extension Option must be used in respect of all Tranche 2 Notes held by such Qualifying Noteholder.

2.6

On the date of the Tranche 2 Extension Notice the exercising Qualifying Noteholder shall deliver to the Company the Tranche 2 Note Certificate in respect of the Tranche 2 Notes which are the subject of such Tranche 2 Extension Notice, and the Company shall, within 5 Business Days’ of the exercise of the Tranche 2 Extension Option, issue to such Qualifying Noteholder a replacement Tranche 2 Note Certificate bearing the revised Tranche 2 Maturity Date.

2.7

Any Qualifying Noteholder who holds Tranche 3 Notes may (but shall not be required), notify the Company that it wishes to extend the Tranche 3 Maturity Date in respect of that Qualifying Noteholder’s Tranche 3 Notes to a new date to be specified in such notice provided such date is a Business Day and not later than the date 10 years after the date of this Instrument (such notice being a “Tranche 3 Extension Notice”). Upon receipt of a Tranche 3 Extension Notice, the Company may reject a Tranche 3 Extension Notice by providing written notice of such rejection to the Noteholder within 30 Business Days of receipt of such Tranche 3 Extension Notice (whereupon no extension of such Noteholder’s Tranche 3 Notes shall occur). If the Company does not reject a Tranche 3 Extension Notice within such foregoing period, the Tranche 3 Extension Notice shall be considered accepted (the “Tranche 3 Extension Option”), whereupon the Tranche 3 Maturity Date shall be revised accordingly. A Qualifying Noteholder may only issue a Tranche 3 Extension Notice once and any such Tranche 3 Extension Option must be used in respect of all Tranche 3 Notes held by such Qualifying Noteholder.

2.8

On the date of the Tranche 3 Extension Notice the exercising Qualifying Noteholder shall deliver to the Company the Tranche 3 Note Certificate in respect of the Tranche 3 Notes which are the subject of such Tranche 3 Extension Notice. If the Company rejects the Tranche 3 Extension Notice, the Company shall promptly return such Tranche 3 Note Certificate to the Noteholder. If the Tranche 3 Extension Option is accepted, the Company shall, within 5 Business Days’ of the exercise of the Tranche 3 Extension Option, issue to such Qualifying Noteholder a replacement Tranche 3 Note Certificate bearing the revised Tranche 3 Maturity Date.

3.	TIME OF PAYMENT

Whenever any payment of principal (or otherwise) becomes due on a day which is not a Business Day, payment shall be made on the next following Business Day.

4.	REDEMPTION

4.1

The Notes then in issue (so far as not converted under Part 2 of this Schedule 2) shall be redeemed at the principal amount together with interest on the Notes outstanding at the applicable Interest Rate on the earlier of the following dates:

(a)	the Tranche 1 Maturity Date, Tranche 2 Maturity date or Tranche 3 Maturity date (as applicable); or

(b)	in the event of a Change of Control, the date on which the consideration in respect of such Change of Control is remitted to the holders of Ordinary Shares; or

(c)

following the occurrence of an Event of Default and the expiry of any applicable grace period applicable to such Event of Default as set out in paragraph 5 of this Part 1 of Schedule 2 (the date on which an Event of Default occurs or, if later, the relevant grace period (if any) expires, the “Acceleration Date”), the date specified in the relevant Redemption Notice;

(the “Redemption Date”).

4.2

Subject to paragraph 4.12 below, in the event that Shareholder Approval has not been obtained on or before 7 August 2020, in addition to the amounts otherwise payable on the Redemption Date, each Noteholder holding any Tranche 1 Notes shall be entitled to be paid an additional sum on the Redemption Date, the amount of which shall be equal to the principal amount of the Tranche 1 Notes outstanding on 7 August, 2020 and held by such Noteholder in recognition of such Noteholder not being able to (i) participate in the equity of the Company through conversion of the Tranche 1 Notes, or (ii) benefit from any Warrants that were intended to be issued to such Tranche 1 Noteholder as part of the Transaction (such sum being the “Uplift Payment”). Notwithstanding the foregoing, in the event that Shareholder Approval has not been obtained on or before 7 August 2020, upon conversion of the Notes in accordance with Part 2 of Schedule 2, the Noteholder shall be entitled to the benefit of the Uplift Payment. In the event that the Shareholder Approval has not been obtained on or before 7 August 2020 and a Noteholder did not attend (either in person or by proxy) any general meeting of the Company’s members called for the purposes of obtaining the Shareholder Approval and vote in favour of such Shareholder Approval with the entirety of all voting rights available to such Noteholder, such Noteholder shall cease to be entitled to the benefit of the Uplift Payment in any circumstances.

4.3

At any time after 7 August 2020, when (i) at least one Tranche 1 Noteholder is entitled to the Uplift Payment pursuant to paragraph 4.2 above; (ii) the Closing Price is above the Tranche 1 Conversion Price; and (iii) the Company has authority from its shareholders to allot additional Ordinary Shares, the Company may at its discretion notify all (but not some) Tranche 1 Noteholders that it wishes to satisfy its obligations in respect of all or any portion of the Uplift Payment by the issuance of further Ordinary Shares pro rata to all Noteholder(s) (such Ordinary Shares being “Uplift Securities”) (such notice an “Uplift Allocation Notice”).

4.4

The amount of the Uplift Payment to be satisfied by the Uplift Securities shall be calculated by: multiplying (x) being the number of Uplift Securities the Company wishes to issue, by (y) being the Tranche 1 Conversion Price (the “Uplift Reduction Amount”).

4.5	The Uplift Allocation Notice served pursuant to paragraph 4.3 above shall specify, at a minimum:

(a)	the number of Uplift Securities the Company proposes to issue;

(b)	each Tranche 1 Noteholder’s current percentage holding of the aggregate voting rights in the Company; and

(c)	the issue date of the Uplift Securities (which shall in all cases be within 5 Business Days of the date the Uplift Allocation Notice was served).

4.6	In the event that:

(a)

there is only one Tranche 1 Noteholder, that Noteholder shall be automatically deemed to have subscribed for the maximum number of Uplift Securities as it is possible to subscribe without the Ownership Limit of that Tranche 1 Noteholder being exceeded; and

(b)

if there is more than one Tranche 1 Noteholder, each Tranche 1 Noteholder shall be automatically deemed to have subscribed (and such subscription shall be deemed satisfied out of each Tranche 1 Noteholder’s entitlement to the Uplift Payment) for such number of Uplift Securities as is determined pro rata to each Tranche 1 Noteholder’s proportionate entitlement to the Uplift Payment (provided that such amount does not result in the Ownership Limit being exceeded, and if it was to so result, such Tranche 1 Noteholder shall be required to subscribe for the maximum amount of Uplift Securities that such Tranche 1 Noteholder could receive without being in breach of the Ownership Limit, any excess Uplift Securities would then be allocated to each other Tranche 1 Noteholder (who would be deemed to subscribe for the same) pro rata to their entitlement to the Uplift Payment until either all Uplift Securities have been allocated amongst all Tranche 1 Noteholders or all Tranche 1 Noteholders have each reached the Ownership Limit), and in each case the Company shall issue such Uplift Securities (which shall be credited as fully paid and rank pari passu with Ordinary Shares of the same class in issue on the Conversion Date) within 5 Business Days of the Uplift Allocation Notice and the applicable Tranche 1 Noteholder’s entitlement to the Uplift Payment shall thereon be reduced by their proportion of the Uplift Reduction Amount.

4.7

At any time when (i) the Company has satisfied the entirety of its obligations in respect of the Uplift Payment through the issue of Uplift Securities pursuant to paragraphs 4.3 to 4.6 above (or the Uplift Payment has otherwise been discharged or waived); (ii) the Closing Price is above the Tranche 1 Conversion Price, and (iii) the Company has authority from its shareholders to allot additional Ordinary Shares; the Company may notify all (but not some) of the Tranche 1 Noteholders that it wishes to satisfy its obligations in respect of an amount of interest and/or principal under the Tranche 1 Notes by the issuance of further Ordinary Shares pro rata to all Tranche 1 Noteholders (such Ordinary Shares being “Pay Down Securities”) (such notice a “Pay Down Notice” and such process a “Pay Down Issue”).

4.8

The amount of principal and interest in respect of the Tranche 1 Notes to be satisfied by the issue of Pay Down Securities shall be calculated by: multiplying (x) being the number of Pay Down Securities the Company wishes to issue, by (y) being the Tranche 1 Conversion Price (the “Pay Down Reduction Amount”).

4.9	The Pay Down Notice served on each Tranche 1 Noteholder pursuant to paragraph 4.7 above shall specify, at a minimum:

(a)	the number of Pay Down Securities the Company proposes to issue;

(b)	each Tranche 1 Noteholder’s current percentage holding of the aggregate voting rights in the Company; and

(c)	the issue date of the Pay Down Securities (which shall in all cases be within 5 Business Days of the date the Pay Down Notice was served).

4.10	In the event that:

(a)

there is only one Tranche 1 Noteholder, that Tranche 1 Noteholder shall be automatically deemed to have subscribed for the maximum number of Pay Down Securities as it is possible to subscribe without the Ownership Limit of that Tranche 1 Noteholder being exceeded; and

(b)

there is more than one Tranche 1 Noteholder, each Tranche 1 Noteholder shall be automatically deemed to have subscribed (and such subscription shall be deemed satisfied out of each Tranche 1 Noteholder’s entitlement to principal and/or interest under the Notes) for the maximum amount of Pay Down Securities that such Tranche 1 Noteholder could receive without being in breach of the Ownership Limit, any excess Pay Down Securities would then be allocated to each other Tranche 1 Noteholder (who would be deemed to subscribe for the same) pro rata to their entitlement outstanding interest and/or principal under the Tranche 1 Notes until either all Pay Down Securities have been allocated amongst all Tranche 1 Noteholders or all Tranche 1 Noteholders have each reached the Ownership Limit, and in each case the Company shall issue such Pay Down Securities (which shall be credited as fully paid and rank pari passu with Ordinary Shares of the same class in issue on the Conversion Date) within 5 Business Days of the Pay Down Notice and the applicable Tranche 1 Noteholder’s entitlement to principal amount and/or interest shall thereon be reduced by their proportion of the Pay Down Reduction Amount.

4.11

At any time when (i) the Company has satisfied all principal and interest outstanding in respect of the Tranche 1 Notes by the issue of Pay Down Securities; (ii) the Closing Price is above the Tranche 2 Conversion Price, and (iii) the Company has authority from its shareholders to allot additional Ordinary Shares, the Company may serve a Pay Down Notice on the Tranche 2 Noteholders, notifying them it wishes to satisfy its obligations in respect of any interest and/or principal amount under the Tranche 2 Notes by way of a Pay Down Issue, and the provisions of the foregoing paragraphs 4.7 to 4.10 above shall apply mutatis mutandis in respect of any such Pay Down Issue in respect of the Tranche 2 Notes (and in such circumstances, for the avoidance of doubt, (y) for the purposes of calculating the Pay Down Reduction Amount pursuant to paragraph 4.8 shall be the Tranche 2 Conversion price). At any time when (i) the Company has satisfied all principal and interest outstanding in respect of the Tranche 2 Notes by the issue of Pay Down Securities; and (ii) the Company has authority from its shareholders to allot additional Ordinary Shares, the Company may serve a Pay Down Notice on the Tranche 3 Noteholders, notifying them it wishes to satisfy its obligations in respect of any interest and/or principal amount under the Tranche 3 Notes by way of a Pay Down Issue, and the provisions of the foregoing paragraphs 4.7 to 4.10 above shall apply mutatis mutandis in respect of any such Pay Down Issue in respect of the Tranche 3 Notes (and in such circumstances, for the avoidance of doubt, (y) for the purposes of calculating the Pay Down Reduction Amount in respect of Tranche 3 Notes pursuant to paragraph 4.8 shall be the weighted average of the Closing Price on the 5 Business Days immediately prior to the date on which the Pay Down Notice is served in respect of such Tranche 3 Notes).

4.12

In the event that (i) a Change of Control occurs on or prior to 7 August 2020 and Shareholder Approval has not been obtained on or prior to the date of such Change of Control; or (ii) Shareholder Approval has not been obtained on or before 7 August 2020 and following 7 August 2020 but prior to the Tranche 1 Maturity Date, the Company undergoes a Change of Control; in either case the Company shall pay or cause to be paid, within 3 Business Days of the date on which consideration in respect of such Change of Control is remitted to the holders of Ordinary Shares, to each Noteholder, in addition to the sum payable pursuant to paragraph 4.1(b) of this Part 1 of Schedule 2, an additional sum, the amount of which shall be equal to the value of (a) minus ((b), (c) and (d)), where:

(a)

is the pro rata amount of consideration which would have been received by such Noteholder in consideration for their Ordinary Shares and Warrants (plus, to the extent they exist, any Tranche 3 Notes held by such Noteholder but without double-counting in respect of the value of any Warrants that were converted into such Tranche 3 Notes by the Noteholder) on the Change of Control if that Shareholder Approval had been obtained on or prior to 7 August 2020 and as a result (i) all the Warrants held by such Noteholder as of the date of the Change of Control had become fully exercisable on or prior to 7 August 2020; and (ii) all Tranche 1 Notes held by such Noteholder as of the date of the Change of Control had automatically converted into Ordinary Shares upon receipt of the Shareholder Approval; and

(b)

is the aggregate of the principal amount of such Noteholder’s Tranche 1 Notes, together with any accrued but unpaid interest thereon held by such Noteholder immediately prior to the Notes being redeemed pursuant to paragraph 4.1(b) of this Part 1 of Schedule 2; and

(c)

is the pro rata amount of consideration actually received or due to be received by such Noteholder pursuant to Section 2.10 of the Warrant Instrument in respect of Warrants held by such Noteholder as of the date of such Change of Control; and

(d)

is the pro rata amount of consideration actually received or due to be received by such Noteholder (whether on or prior to any Change of Control) in respect of any Ordinary Shares received by such Noteholder in exchange for Tranche 1 Notes pursuant to paragraphs 4.7 through 4.11 of this Schedule 2;

(such sum being the “Change of Control Payment”). For the avoidance of doubt, if any Noteholder becomes entitled to be paid the Change of Control Payment, such Noteholder shall cease to be entitled to the Uplift Payment pursuant to paragraph 4.2.

4.13

Subject to paragraph 6 if the Noteholder Majority wishes to redeem the Notes following an Acceleration Date, the Noteholder Majority shall give the Company written notice of the intention to exercise the right to redeem in accordance with the provisions of paragraph 4.1(b), together with confirmation on the date for such redemption (provided that such date may not occur earlier than the date falling 20 Business Days after the relevant Acceleration Date), conditional always on any such Event of Default not being remedied in the case of paragraph 4.1(c) (“Redemption Notice”).

4.14	A Redemption Notice shall (unless the Company agrees otherwise) be irrevocable.

4.15

For as long as the Subordination Agreement is in force, notwithstanding any of the provisions of paragraph 5 of this Part 1 of Schedule 2, the Notes cannot be redeemed or repaid following an Acceleration Date until the applicable restriction in the Subordination Agreement has expired or been waived by the Senior Lenders; provided that such delay in payment shall constitute an additional Event of Default hereunder.

4.16

On the Redemption Date, the Company shall repay to all Noteholders the principal amount of the Notes so redeemed, together with interest on such Notes outstanding at the applicable Interest Rate, and, if applicable, the Uplift Payment payable pursuant to paragraph 4.2.

4.17

If, on redemption of a Note, a Noteholder fails to deliver the Certificate for it, or an indemnity in accordance with these Conditions or to accept payment of moneys due to him, the Company shall pay the moneys due to him into bank account which payment shall discharge the Company from all further obligations in respect of the Note.

4.18	The Company shall cancel any Notes repaid, redeemed or purchased and shall not reissue them.

5.	EVENTS OF DEFAULT

Subject to paragraphs 4.15 and 6.3 of this part 1 of Schedule 2, the Notes then in issue shall become immediately redeemable at the principal amount, together with interest on the Notes outstanding, and interest shall become payable at the applicable Default Rate, if:

(a)	the Company fails to pay any interest or principal in respect of the Notes on the relevant due date;

(b)	the Company fails to comply in any material respect with the covenants of the Notes or any of the Conditions and does not remedy such failure within 30 calendar days;

(c)

any judgment, arbitration award, order or decree for the payment of money and that is no longer subject to an appeal process in an amount, individually or in the aggregate of at least £1,000,000 (or its equivalent in other currencies) is rendered against any Group Company and not cured or withdrawn within 30 calendar days of such judgment, award, order or decree;

(d)

a Group Company incurs an Event of Default (as such term is defined in the Novartis Loan Note) pursuant to the terms of the Novartis Loan Note and such Event of Default is not remedied within the greater of (i) any applicable grace period pursuant to the terms of the Novartis Loan Note; and (ii) 30 days from the occurrence of such Event of Default; and results in the acceleration by Novartis of any indebtedness owed pursuant to the terms of the Novartis Loan Note;

(e)

a Group Company incurs an event of default (howsoever defined) in respect of any indebtedness in a principal amount in excess of £1,000,000 and fails to cure (or have waived) such event of default within 30 calendar days of such event of default;

(f)

a Group Company commits a material breach of any material contract to which such Group Company is a party and fails to cure (or have waived) such material breach within 30 calendar days of such event of default

(g)

an encumbrancor takes possession or a receiver is appointed of the whole or the major part of the assets or undertaking of a Group Company or if distress, execution or other legal process is levied or enforced or sued out on or against the whole or the major part of the assets of any Group Company and is not discharged, paid out, withdrawn or removed within 30 calendar days;

(h)

a Group Company is the subject of any proceeding in bankruptcy or for their dissolution, liquidation, winding-up, composition or other relief under any applicable insolvency or bankruptcy laws, whether voluntary or involuntary and, if involuntary, is not dismissed within 60 calendar days of filing;

(i)	an administration order is made in relation to any Group Company; or

(j)

an order is made, or an effective resolution is passed, for the winding-up, liquidation, administration or dissolution of any Group Company (except for the purpose of reorganisation or amalgamation of the Group Companies).

6.	ACTION FOLLOWING EVENT OF DEFAULT

6.1

The Company shall give written notice to the Noteholders as soon as reasonably practicable following the Company becoming aware of the occurrence of an event specified in paragraph 5, giving reasonable details of that event.

6.2

Following receipt of the notice provided pursuant to paragraph 6.1 above, and, if applicable, the expiry of any cure period provided for such Event of Default, the Noteholders shall have a period of 10 Business Days in which they may exercise their right to waive such Event of Default by Noteholder Majority Consent.

6.3

If the Noteholder Majority waives any Event of Default then the Notes shall cease to be immediately redeemable, and no further interest shall accrue at the applicable Default Rate in respect of such Event of Default (for the avoidance of doubt, notwithstanding such waiver, the Noteholders’ shall remain entitled to any interest accrued at the applicable Default Rate between the date of the Event of Default and the date of waiver by the Noteholder Majority).

7.	TAXATION

7.1

All payments to be made by the Company to a Noteholder under the Note shall be made free and clear of and without any deduction or withholding for or on account of tax (a “Tax Deduction”), unless a Tax Deduction is required by law. If a Tax Deduction is required by law, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

7.2

Each Noteholder shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to paragraph 7.1 above, including (but not limited to) transferring its rights and obligations under this Instrument and the Notes to another affiliate of such Noteholder and permitting the listing of the Notes on a recognised stock exchange.

7.3	Paragraph 7.2 above does not in any way limit the obligations of the Company under this Instrument.

7.4

Each Noteholder and the Company shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction including using commercially reasonable endeavours to procure that investors in such Noteholder complete such procedural formalities.

7.5

If the Company makes an increased payment under paragraph 7.1 (a “Tax Payment”) and the relevant Noteholder shall (and shall use commercially reasonable endeavours to procure that investors will) co-operate with the Company to take any reasonable steps to:

(a)

investigate the availability of any credit against, relief or remission for, or repayment of any Tax is attributable to that increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required (“Tax Credit”); and

(b)	obtain and/or utilise that Tax Credit,

and the Noteholder shall (and shall use commercially reasonable endeavours to procure that investors will) pay an amount to the Company which that Noteholder (or investors as applicable) determines (acting reasonably) will leave it (after that payment) in the same after-Tax position as it would have been in had some or all of the Tax Payment not been required to be made by the Company.

Part 2. Conversion

1.	CONVERSION

1.1

Without prejudice to the provisions paragraphs 4.3 to 4.11 of Schedule 2 Part 1, the Notes shall not be capable of conversion prior to Shareholder Approval having been obtained and no Noteholder shall serve any Conversion Notice prior to such time.

1.2

Subject to paragraph 1.1 and paragraph 1.4 of this Part 2 of Schedule 2, all outstanding Tranche 1 Notes shall automatically convert into a number of fully paid Ordinary Shares upon Shareholder Approval being obtained, determined by dividing (x) the sum of (i) the outstanding principal amount, plus (ii) all accrued and unpaid interest thereon, plus (iii) any amount of the Uplift Payment (to the extent the same is applicable pursuant to the terms of this Instrument) which has become due and payable in accordance with paragraph 4.2 and has not already been paid or satisfied by the issue of Uplift Securities (or otherwise), by (y) the Tranche 1 Conversion Price then in effect; provided that (but subject to paragraph 1.4 of this Part 2 of Schedule 2 below) following such conversion, no individual Noteholder shall hold more than 9.99% of the aggregate voting rights in the Company (on a fully diluted basis) (the “Ownership Limit”). In the event that Conversion of any Noteholder’s holding of Notes would result in such Noteholder exceeding the Ownership Limit, the principal amount of the Notes held by such Noteholder which shall convert shall be the greatest amount possible without that Noteholder exceeding such Ownership Limit and the remaining principal balance on such Notes shall remain outstanding.

1.3	Subject to paragraphs 1.1, 1.2 and 1.4 of this Part 2 of Schedule 2:

(a)

each Noteholder holding Tranche 1 Notes shall have the right, at any time prior to the Tranche 1 Maturity Date, to serve a Conversion Notice on the Company to convert all or, if the Ownership Limit applies, part of such Noteholder’s Tranche 1 Notes then outstanding (together with any accrued but unpaid interest thereon) into fully paid Ordinary Shares at the Tranche 1 Conversion Price per Share; and

(b)

each Noteholder holding Tranche 2 Notes shall have the right, at any time prior to the Tranche 2 Maturity Date applicable to such Noteholder’s Tranche 2 Notes, to serve a Conversion Notice on the Company to convert all or, if the Ownership Limit applies, part of such Noteholder’s Tranche 2 Notes then outstanding (together with any accrued but unpaid interest thereon) into fully paid Ordinary Shares at the Tranche 2 Conversion Price per Share,

provided that, in each of the foregoing cases, at the time of the Conversion Notice, either (i) such Noteholder’s aggregate voting rights in the Company is not in excess of the Ownership Limit and would not become in excess of the Ownership Limit as a result of the conversion contemplated by such Conversion Notice; or (ii) such Noteholder has waived the application of the Ownership Limit in accordance with paragraph 1.4 of this Part 2 of Schedule 2.

1.4

Notwithstanding the foregoing, a Noteholder may increase or decrease the Ownership Limit to any other percentage, by written notice to the Company; provided, that the Noteholder may not decrease the limitation prior to August 8, 2020; provided further that a waiver by the Noteholder of the Ownership Limit or a request to increase the Ownership Limit requires not less than 61 days prior written notice to the Company (with such waiver of the Ownership Limit or request to increase the Ownership Limit taking effect only upon the expiration of such 61 day notice period and applying only to the Noteholder and not to any other holder of Notes) and that such Ownership Limit shall never be increased above 19.99%.

1.5	The Conversion Notice shall set out, at a minimum:

(a)	the principal amount of the Tranche 1 Notes and/or Tranche 2 Notes to be converted;

(b)	the amount (if any) of accrued but unpaid interest on such principal amount which is to be converted;

(c)	the Noteholder’s current percentage holding of the aggregate voting rights in the Company;

(d)	the Conversion Date; and

(e)	any conditions (if any) applicable to the conversion and agreed in writing in advance by the Company.

1.6	The Service of a Conversion Notice shall be irrevocable and binding on the Noteholder.

2.	PROCEDURES ON CONVERSION

2.1

Subject to paragraph 1.1 of this Part 2 of Schedule 2, on the Conversion Date, the Directors shall convert the principal amount of the Notes and accrued but unpaid interest and any amount of the Uplift Payment (to the extent the same is applicable pursuant to the terms of this Instrument) which has become due and payable in accordance with paragraph 4.2 and has not already been paid or satisfied by the issue of Uplift Securities (or otherwise), into such number of new fully paid Ordinary Shares at the applicable Tranche 1 Conversion Price or Tranche 2 Conversion Price (as the case may be) as set out in paragraph 1 of this Part 2 of Schedule 2 in accordance with the following provisions of paragraph 2.2 to paragraph 2.5 (inclusive).

2.2

Conversion of the Notes shall be effected by the Company redeeming the relevant Notes on the Conversion Date. Each Noteholder whose Notes are being converted shall be deemed to irrevocably authorise and instruct the Company to apply the redemption moneys payable to that Noteholder in subscribing for Ordinary Shares on conversion of the Notes.

2.3

Ordinary Shares arising on conversion of the Notes (and any applicable accrued but unpaid interest) shall be issued and allotted by the Company on the Conversion Date and the certificates (if physical certificates are requested by such Noteholder) for such Ordinary Shares shall be despatched to the persons entitled to them at their own risk.

2.4

The Ordinary Shares arising on conversion of the Notes shall be credited as fully paid and rank pari passu with Ordinary Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared, made or paid after the Conversion Date.

2.5	The entitlement of each Noteholder to a fraction of a Share shall be rounded down to the nearest whole number of Ordinary Shares which result from the conversion of the Notes.

2.6

In the event that the Ordinary Shares in issue on the Conversion Date are traded on the AIM Market operated by London Stock Exchange plc, the Company shall use its reasonable best endeavours to ensure that the Ordinary Shares to be issued upon the conversion of the relevant Notes are admitted to trading on the AIM Market as soon as reasonably practicable following the Conversion Date. In addition, as soon as practicable following the general meeting at which the Company seeks to obtain Shareholder Approval, the Company shall make or cause to be made an application to AIM for a block listing (up to the maximum amount available to the Company under AIM block listing rules and in consideration of block listings registered at the time of this Agreement) or otherwise to admit upon Admission or as soon as permitted by AIM thereafter the maximum number of Ordinary Shares that may be acquired upon conversion of the Notes. Further, the Company shall list the Ordinary Shares issuable upon conversion of the Notes on each other securities exchange on which the Ordinary Shares are then listed and/or admitted to trading.

Part 3. Transfer provisions, Undertakings and other matters

1.

The Company shall recognise the registered holder of any Notes as the absolute owner of them and shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Note may be subject. The Company shall not (except as provided by statute or as ordered by a court of competent jurisdiction) be bound to enter any notice of any trust (whether express, implied or constructive) on the register in respect of any of the Notes.

The Notes are freely transferable in accordance with this Part 3 of Schedule 2 in integral multiples of £1 by instrument in writing in the usual common form (or in such other form as the Directors may approve) and such instrument need not be under seal. Additionally and, notwithstanding any other provision of this Instrument, for so long as the Subordination Agreement remains in force and effect, no transfer of the Notes may take place unless the transferee in respect of those Notes being transferred is either a party to the Subordination Agreement or has entered into a deed of adherence to be bound by the terms of such Subordination Agreement, or has otherwise entered into subordination arrangements with the Senior Lenders in writing or the requirement to enter into subordination arrangements with the Senior Lenders has been otherwise waived by the Senior Lenders in writing in advance of such intended transfer of the Notes; any attempt to transfer Notes in breach of the foregoing provisions is void ab initio.

2.

Each instrument of transfer shall be signed by the transferor, and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the register in respect of such Notes.

3.

Each instrument of transfer shall be sent to, or left for registration at, the registered office of the Company for the time being, and shall be accompanied by the Certificate(s) for the Notes to be transferred and any other evidence that the Company may require to prove the title of the transferor or his right to transfer the Notes (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so). All instruments of transfer that are registered may be retained by the Company.

4.	No transfer of Notes shall be registered in respect of which a Redemption Notice, an Uplift Allocation Notice, a Pay Down Notice or Conversion Notice has been given.

5.	The Company undertakes that, while an aggregate principal amount of Notes greater than £10,000,000 remains in issue, it shall not, without prior Noteholder Majority Consent:

(a)

sell, transfer, lease, licence or otherwise dispose of any material asset or business of any Group Company (including the sale, transfer or other disposition of a Group Company’s rights to a third party), other than in the ordinary course of business;

(b)	carry out any merger, reorganisation, restructuring or sale of all or substantially all of the assets and/or business of any Group Company;

(c)	effect the liquidation, dissolution, or winding of any Group Company, or the cessation of all or substantially all of the business of any Group Company;

(d)

authorise any debt security (the incurrence, or extension of any credit or loan guarantee in respect of any loan or grant of credit exceeding £800,640.512(save that, for the avoidance of doubt, no Noteholder Majority Consent shall be required for (i) any refinancing, in whole or in part, of any Existing Indebtedness; or (ii) the subscription by any Qualifying Noteholder (and the issuance by the Company) for any Tranche 2 Notes pursuant to the Securities Purchase Agreement);

(e)	discontinue any existing line of business of any Group Company or enter into any new line of line of business by any Group Company; or

(f)	issue any securities senior to the Ordinary Shares with respect to voting rights, dividends, conversion rights, redemption rights, liquidation preference or otherwise.

6.

Payment of the principal amount and all accrued interest on the Notes may be made by cheque made payable to, or by bank transfer to an account nominated for the purpose to the Company in writing by, the registered holder or, in the case of joint registered holders, to the one who is first-named on the register, or to such person or persons as the registered holder or all the joint registered holders may in writing direct and sent to the registered holder or in the case of joint registered holders to that one of the joint registered holders who is first-named on the register or to such address as the registered holder or joint registered holders may in writing direct. Cheques may be sent through the post at the risk of the registered holder or jointly registered holders and payment of any such cheque by the bankers on whom it is drawn, or a bank transfer to the relevant account, shall be good discharge to the Company.

7.

If more than one person is entered in the register as joint holders of any Notes then, without prejudice to paragraph 5 of this Part 3 of Schedule 2, the receipt of any one of such holders for any moneys payable on or in respect of the Notes shall be as effective a discharge to the Company or other person making the payment as if the person signing such receipt were the sole registered holder of such Notes.

8.

If any Certificate is worn out or defaced then, on production of it to the Directors, they may cancel it and may issue a fresh Certificate in lieu. If any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Company may reasonably require. An entry recording the issue of the new Certificate and indemnity (if any) shall be made in the register. No fee shall be charged for the registration of any transfer or for the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other documents relating to or effecting title to any Notes.

9.

Any notice or other document required to be given under this Instrument shall be in writing and may be given to or served on any Noteholder by sending it by first-class post in a prepaid envelope addressed to such Noteholder at his registered address. In the case of joint Noteholders, a notice given to, or document served on, the Noteholder whose name stands first in the register in respect of such Notes shall be sufficient notice to, or service on, all the joint holders. Any such notice sent or document served by first-class post shall be deemed to have been given or served 48 hours or 96 hours in the case of a notice or document sent to an address for a Noteholder not in the United Kingdom after the time when it is posted and in proving such notice or service, it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, stamped and posted.

10.

Any notice or other document delivered or sent by post to, or left at, the registered address of any Noteholder in pursuance of these provisions shall, notwithstanding that such Noteholder is then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Notes registered in the name of such Noteholder as sole or first-named joint holder unless his name shall at the time of the service of the notice or document have been removed from the register as the holder of the Notes, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Notes.

11.

A copy of this Instrument shall be kept at the Company’s registered office. A Noteholder (and any person authorised by a Noteholder) may inspect that copy of the Instrument at all reasonable times during office hours.

12.

Each Noteholder by subscribing for and/or holding any Notes pursuant to the terms of this Instrument expressly and irrevocably agrees that the Group Companies may refinance all or any part of either the Senior Loan or the Novartis Loan Note (either with the existing creditors thereof or with third party creditors) and that, such refinanced loan shall for all purposes under this Instrument be treated, mutatis mutandis¸ as the Senior Loan or the Novartis Loan Note (as the case may be) and benefit from any protections, provisions, exemptions or other terms hereof, without requiring the consent of any Noteholder; provided, that no such refinancing or amendment of the

Senior Loan which increases the amount of the principal sum of the Senior Loan owing from time to time above £14 million, or extends the Final Repayment Date for the Senior Loan beyond 1 March 2022, shall be effective unless otherwise approved by the Noteholder Majority; provided, further, that no such consent or agreement shall be required from any Noteholder Majority from or after the time when Shareholder Approval has been obtained. For the avoidance of doubt, if any such refinancing takes place, any lenders thereunder shall be treated as the “Senior Lenders” for the purposes of this Instrument. The Company shall as soon as reasonably practicable after the occurrence of any such refinancing, provide notice of the same to the Noteholders.

13.

If the Company, whilst any Notes are outstanding, shall effect a subdivision of its Ordinary Shares, the Tranche 1 Conversion Price and Tranche 2 Conversion Price (if any) then in effect immediately before that subdivision shall be proportionately decreased. If the Company, whilst any Notes are outstanding, shall combine its Ordinary Shares, the Tranche 1 Conversion Price and Tranche 2 Conversion Price then in effect immediately before the combination shall be proportionately increased.

14.

If the Company, whilst any Notes are outstanding, shall make or issue, or fix a record date for the determination of holders of its Ordinary Shares entitled to receive a dividend or other distribution to the shareholders from the fund for invested unrestricted equity payable in Ordinary Shares in the Company, then and in each such event the Tranche 1 Conversion Price and Tranche 2 Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Tranche 1 Conversion Price or Tranche 2 Conversion Price, as applicable, then in effect by a fraction:

(a)	the numerator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)

the denominator of which shall be the total number of Ordinary Shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Tranche 1 Conversion Price and Tranche 2 Conversion Price shall be recomputed accordingly as of the close of business on such date and thereafter the Tranche 1 Conversion Price and Tranche 2 Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any.

15.

When any adjustment is required to be made in the Tranche 1 Conversion Price or Tranche 2 Conversion Price pursuant to paragraph 14 or 15, the number of Ordinary Shares issuable upon conversion of a Note shall be calculated by reference to the revised Tranche 1 Conversion Price or Tranche 2 Conversion price following the adjustment made by paragraph 14 or 15.

16.

If the Company, whilst any Notes are outstanding, shall: (i) pay or declare a dividend payable to all shareholders other than in Ordinary Shares (e.g. in cash or assets other than Ordinary Shares in the Company); or (ii) make any distribution of share capital (including share premium account and capital redemption legal reserve), then and in each such event the Tranche 1 Conversion Price and Tranche 2 Conversion Price then in effect immediately before such event shall be decreased as of such event by multiplying the Tranche 1 Conversion Price or Tranche 2 Conversion Price, as applicable, then in effect by a fraction:

(a)

the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors) minus (ii) the amount per issued share of such dividend or distribution; and

(b)

the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Directors).

In the event that the application of the above fraction would result in an increase in the Conversion Price, then no adjustment shall be made hereunder. If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Directors.

“Closing Price” for purposes of this paragraph means: the most recently reported closing price of the Ordinary Shares on AIM.

17.

If, prior to the Maturity Date, there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s Ordinary Shares are converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs 14 or 15) (collectively, a “Reorganization”), then, following such Reorganization, the Noteholders shall receive upon conversion the kind and amount of securities, cash or other property, if any, which the Noteholders would have been entitled to receive pursuant to such Reorganization if such conversion had taken place immediately prior to such Reorganization. Appropriate adjustment (as determined in good faith by the Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Noteholder, to the end that the provisions set forth in this Instrument (including provisions with respect to changes in and other adjustments of the Tranche 1 Conversion Price and/or Tranche 2 Conversion Price (as applicable) and the number of Ordinary Shares issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the conversion of the Notes.

Schedule 3 Meetings of the Noteholders

1.

The Company may at any time convene a meeting of Noteholders. In addition, the Company shall at the written request of the holders of not less than one-quarter (25%) in nominal amount of the outstanding Notes convene a meeting of the Noteholders. Any meeting shall be held at such place as the Company may designate.

2.

At least 14 days’ notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) of every meeting shall be given to the Noteholders. The notice shall specify the place, day and time of the meeting and the general nature of the business to be transacted, but it shall not be necessary (except in the case of a Special Resolution) to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting. A meeting of the Noteholders shall, despite being called at shorter notice than specified above, be deemed to have been duly called if it is agreed in writing by all of the Noteholders.

3.

At any meeting the quorum shall be two or more Noteholders holding, or representing by proxy, at least 50.1% in nominal principal amount of the outstanding Notes. No business (other than choosing a Chairman) shall be transacted at any meeting unless the requisite quorum is present.

4.

If a quorum is not present, within half an hour from the time appointed for the meeting, the meeting shall be dissolved if it was convened on the requisition of Noteholders. In any other case, it shall stand adjourned to such day and time (at least 14 days later, but not more than 28 days later) and to such place as may be appointed by the Chairman. At such adjourned meeting, two Noteholders present in person (or by proxy) and entitled to vote shall constitute a quorum (whatever the nominal amount of the Notes held by them). At least 14 days’ notice of any adjourned meeting of Noteholders shall be given (in the same manner mutatis mutandis as for an original meeting). That notice shall state that two Noteholders present in person (or by proxy) at the adjourned meeting (whatever the nominal amount of Notes held by them) shall form a quorum.

5.

A person (who may but need not be a Noteholder) nominated by the Company shall be entitled to take the chair at every such meeting but, if no such person is nominated or if the person nominated is not be present at the meeting within five minutes after the time appointed for holding the meeting, the Noteholders present shall choose one of their number to be Chairman. Any Director or officer of, any Secretary of, and the solicitors to, the Company and any other person authorised in that behalf by the Company may attend at any such meeting.

6.	Each question submitted to a meeting of Noteholders shall, unless a poll is demanded, be decided by a show of hands.

7.

At any meeting of Noteholders unless a poll is demanded by the Chairman or by one or more Noteholders present in person or by proxy and holding or representing in the aggregate not less than one-twentieth in nominal amount of the outstanding Notes (before or on the declaration of the result of the show of hands), a declaration by the Chairman that a resolution has been carried by the requisite majority, lost or not carried by the requisite majority shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

8.

If a poll is duly demanded, it shall be taken in such manner and (subject as set out below) either at once or after an adjournment as the Chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the meeting from continuing for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.

9.

If there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting shall not be entitled to a casting vote in addition to the vote(s) (if any) to which he may be entitled as a Noteholder or as a proxy.

10.

The Chairman may, with the consent of (and shall if so directed by) any meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting from which the adjournment took place.

11.	Any poll demanded at any meeting on the election of a Chairman, or on any question of adjournment, shall be taken at the meeting without adjournment.

12.

On a show of hands, each Noteholder who is an individual and is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy, shall have one vote. On a poll, each Noteholder present in person or by proxy, shall have one vote for every £1 nominal principal amount of Notes held by him and a person entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.

13.

In the case of joint registered Noteholders any one of them shall be entitled to vote in respect of such Notes either in person or by proxy and, in the latter case, as if the joint holder were solely entitled to such Notes. If more than one joint holder is present at any meeting either personally or by proxy that one joint holder so present whose name as between himself and the other or others present stands first in the register as one of the joint holders shall alone be entitled to vote in person or by proxy.

14.

Each instrument appointing a proxy must be in writing and duly executed by the appointor or his duly authorised attorney or, in the case of a corporation under its common seal or duly executed by a duly authorised attorney or officer. The Chairman may (but shall not be bound to) require evidence of the authority of any attorney or officer. A proxy need not be a Noteholder.

15.	An instrument of proxy shall be in the usual or common form or in any other form that the Directors may accept. The proxy shall be deemed to include the right to demand or join in demanding a poll.

A proxy shall, unless stated otherwise, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

16.

The instrument appointing a proxy, and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power of attorney or authority, shall be deposited at the place specified in (or in any document accompanying) the notice convening the meeting. If no such place is specified, the proxy shall be deposited at the registered office of the Company not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for taking of the poll at which the person named in that instrument proposes to vote. In default, the instrument of proxy shall not be treated as valid. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the revocation of the proxy or of the authority under which the proxy is given, unless notification in writing of the revocation has been received at the registered office of the Company or at such other place (if any) specified for the deposit of instruments of proxy in the notice convening the meeting (or any document accompanying it) 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the vote is given.

17.

Without prejudice to any of the powers conferred on the Company under any of the provisions of the Instrument, a meeting of the Noteholders shall, in addition to any other powers, have the following powers exercisable by Special Resolution:

(a)

power to sanction the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, debenture stock or other obligations or security of the Company or any other company formed or to be formed (provided, in each of the foregoing cases, that such action will be conducted in accordance with the terms of the Conditions or with the prior written consent of the Company);

(b)

power to sanction any abrogation, modification or compromise of, or any arrangement in respect of, the Noteholders’ rights against the Company, provided the same has been previously approved in writing by the Company, whether those rights shall arise under the Instrument, the Notes or otherwise;

(c)

power to assent to any modification of the provisions contained in the Instrument and the Conditions and to authorise the Company to execute any supplemental instrument embodying any such modification. Any such modification shall be proposed by the Company; and

(d)	with the prior written consent of the Company, power to:

(i)	modify the date fixed for final redemption of the Notes;

(ii)	reduce or cancel the principal amount payable on the Notes;

(iii)	reduce the amount payable or modify the method of calculating the amount payable on the Notes; or

(iv)	modify the dates for payment in respect of any interest, on the Notes.

18.

A Special Resolution passed at a meeting of the Noteholders shall be binding on all the Noteholders whether or not they are present at the meeting. Each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances justify passing it (so that the meeting may determine without appeal whether or not the circumstances justify passing it).

19.

Special Resolution, when used in the Conditions, means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the Conditions, and carried by a Noteholder Majority.

20.

A resolution in writing signed by or on behalf of a Noteholder Majority shall, for all purposes, be as valid and effectual as a Special Resolution passed at a meeting duly convened and held in accordance with the Conditions. Such resolution in writing may be contained in one document or in several documents in similar form, each signed by one or more Noteholders.

21.

Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company. Any minutes, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters stated in them. Until the contrary is proved, every meeting for which minutes have been made and signed shall be deemed to have been duly held and convened, and all resolutions passed at the meeting to have been duly passed.

EXECUTED as a DEED by MEREO BIOPHARMA GROUP PLC

acting by

Director/Authorised signatory

Director/Authorised signatory

Witness

Name:

Address:

Occupation:

EXHIBIT C

Form of Warrant Instrument

DATED	JUNE 3, 2020

WARRANT INSTRUMENT

THIS WARRANT INSTRUMENT is made on                                                                                                          June 3, 2020

BY

MEREO BIOPHARMA GROUP PLC, a public limited liability company incorporated and registered in England & Wales under company number 09481161, whose registered office is at Fourth Floor, One Cavendish Place, London, W1G 0QF (the “Company”).

AGREED TERMS

This warrant instrument (this “Warrant Instrument”) has been entered into by the Company by way of deed poll to constitute the Warrants to subscribe for the Shares (as such terms are defined herein), subject to the Company’s articles of association.

This Warrant Instrument constitutes Warrants in respect of up to 161,048,366 Shares on the terms and conditions herein.

This Warrant Instrument and the exhibits and appendices set out the terms and conditions of the Warrants.

Subject to the terms and conditions herein, no modification to this Warrant Instrument may be effected except by deed poll executed by the Company.

The Warrants shall be binding on the Company and each Warrantholder (and all persons claiming through or under them respectively).

This Warrant Instrument, and any non-contractual rights or obligations arising out of or in connection with it or its subject matter, shall be governed by and construed in accordance with English law.

1

This Warrant Instrument has been duly executed by the Company and delivered as a deed on the date shown at the beginning.

SIGNED as a DEED for and on behalf of MEREO BIOPHARMA GROUP PLC by:	) ) )

Director

Director/Secretary

2

Terms and Conditions of the Warrants

1.	Terms and Conditions of the Warrants

1.1	Background and Reasons for Issuing the Warrants

The issuance of Warrants (as defined below) by Mereo BioPharma Group plc (the “Company”) is made pursuant to the terms and conditions set out herein (the “Terms and Conditions”).

In respect of the Offering (defined below), these Terms and Conditions will be appended to a securities purchase agreement dated June 3, 2020 (the “Securities Purchase Agreement”) between the Company and certain investors (the “Investors”) in an offering exempt from registration pursuant to Regulation D (the “Offering”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) under which the Investors have, subject to certain terms and conditions, undertaken to subscribe for the following securities of the Company: (a) units (the “Units”), with each Unit consisting of one ordinary share of the Company, nominal value £0.003 per share (such class of shares, the “Shares”), together with one warrant to subscribe for 0.50 Shares; and (b) one convertible promissory note in the original aggregate principal amount of £1 (all such convertible promissory notes to be issued to the Investors, the “Notes”), together with warrants to purchase a number of Shares equal to 0.5 times the number of Shares issuable upon conversion of each Note.

1.2	Number of Warrants

The Company shall issue warrants to the Investors entitling the holders thereof (the “Warrantholders”) conditional upon the receipt of the Shareholder Approval (as defined in the Securities Purchase Agreement) to subscribe for in aggregate a maximum of 161,048,366 Shares during the Share Subscription Period (as defined below) in accordance with Section 2, subject to adjustment as described in these Terms and Conditions (all such warrants to be issued to the Investors, the “Warrants”).

1.3	Subscription for Warrants

In accordance with the terms of the Offering, the Warrants have been subscribed for by, and shall be issued to, the Investors immediately following the execution of the Warrant Instrument.

The Warrants will be issued in certificated form in the form set out in Appendix (C) (each such certificate, a “Warrant Certificate”). The Company or its duly authorized agent shall maintain a register of the holders of Warrants, the Warrant Certificates they hold, and the number of Warrant Shares (defined below) for which their Warrants are exercisable.

The Company shall be entitled to treat each person named in the register of the holders of Warrants as a Warrantholder as the absolute owner of a Warrant and, accordingly, shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to or interest in a Warrant on the part of any other person, whether or not it shall have express or other notice of such a claim.

3

The Warrants will not be listed by the Company on a regulated market or other trading platform.

1.4	Transfer of Warrants

The Warrants shall not be transferred or pledged by a Warrantholder prior to August 8, 2020. Thereafter, the holder of any Warrants may freely transfer their Warrants, provided that such transfer of Warrants is made in compliance with these Terms and Conditions, applicable securities laws, and all requirements of regulatory authorities. The holder of the Warrant to be transferred or pledged must, prior to transfer or pledge of the Warrant, deliver to the Company: (a) the original Warrant Certificate (or an indemnity in a form satisfactory to the Company (acting reasonably) in the event that the Warrant Certificate is lost or destroyed); and (b) a duly executed Warrant Assignment in the form of Exhibit (A).

1.5	Prior to the Commencement Date

Notwithstanding that Sections 2.10 and 2.11 would apply to Warrants issued prior to the Commencement Date, those Sections shall not apply to any Warrants held by: (a) an Original Warrantholder (as defined in the Securities Purchase Agreement) who failed to attend (either in person or by proxy) any Shareholders Meeting called for the purpose of obtaining the Shareholder Approval and to vote in favour of such Shareholder Approval with the entirety of all voting rights available to such Original Warrantholder and (b) any person being a successor in title of, or claiming through or under, that Original Warrantholder.

1.6	Lapse

All Warrants shall lapse and no longer be outstanding upon the earliest of the Alternative Warrant Conversion Closing Date (as defined in the Securities Purchase Agreement) and the expiration of the Share Subscription Period and August 8, 2025, and rights of a holder with respect to the Warrant or the Warrant Shares issuable upon exercise thereof shall immediately terminate upon such lapse. Thereupon, all Warrant Certificates shall be deemed cancelled and will not in any circumstances be available for reissue or be valid for any purpose

2.	Terms and Conditions of Share Subscription

2.1	Right to Subscribe for Warrant Shares

Each Warrant Certificate entitles its holder conditional upon receipt of Shareholder Approval to subscribe for a number of new Shares set forth in the Warrant Certificate (the “Warrant Shares”), subject to adjustment as described in these Terms and Conditions. The Warrants may be exercised in whole or in part and, if in part, may be exercised from time to time during the Share Subscription Period.

4

If this Warrant shall have been exercised in part, the Company shall, at the request of the Warrantholder and upon surrender of this Warrant Certificate, at the time of delivery of the Warrant Shares, deliver to the Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

No fractional shares shall be issued upon the exercise of any Warrant. As to any fraction of a share which the Warrantholder would otherwise be entitled to purchase upon such exercise (determined on an aggregate basis with all other Warrants then being exercised by the Warrantholder), the Company shall round down to the next whole share.

2.2	Subscription Price

The subscription price for each Warrant Share is £0.348 (which price is expressed on a per-Share basis), subject to adjustment as described in these Terms and Conditions (the “Warrant Exercise Price”). The Warrant Exercise Price shall be booked in its entirety to the share capital (including to the extent relevant the share premium account) of the Company.

2.3	Share Subscription, Payment and Registration of Shares

Unless otherwise specifically provided under these Terms and Conditions, the Warrants shall be exercisable for the Warrant Shares as set forth in this Section 2.3 during the subscription period that commences on the Shareholder Approval Date (as defined in the Securities Purchase Agreement) (the “Commencement Date”), and ends on the third anniversary of the Commencement Date (the “Share Subscription Period”). Notwithstanding any other provision of these Terms and Conditions, prior to the Commencement Date, the Warrantholders shall not be able to exercise any right to subscribe for Warrant Shares and the Board of Directors of the Company will only have exercised any power to grant such right for the purposes of s551 Companies Act 2006 on the Commencement Date.

The Warrants may be exercised in whole or in part, at any time or from time to time on any Business Day (as defined in the Securities Purchase Agreement) during the Share Subscription Period, by surrender of the Warrant Certificate and the exercise notice in the form set out in Exhibit (C) (the “Exercise Notice”), duly completed and executed by the Warrantholder, to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) specifying whether the Warrants will be exercised by way of:

(a)

cash payment, with the Warrantholder making payment to the Company in cash of the Warrant Exercise Price for the Warrant Shares (the “Exercise Amount”) by wire transfer of immediately available funds to the following account of the Company:

Account Name:        Mereo BioPharma Group plc

Bank:                         [—]

Account No.:            [—]

Sort Code:                 [—]

BIC/SWIFT:             [—]

IBAN:                       [—]

5

(or such other account as the Company may from time to time notify the Warrantholder in replacement thereof) in an amount equal to the Exercise Amount; or

(b)	the cashless exercise procedure specified in Section 2.4 below,

together with in each case: (i) to the extent necessary under the Securities Act, delivery to the Company of an Accredited Investor Certification certifying the “accredited investor” status under the Securities Act of the recipient of the Warrant Shares to be received upon exercise of the Warrants in the form set out in Exhibit (B); and (ii) written certification from the Warrantholder that the exercise of the relevant Warrants will not result in the Warrantholder exceeding the exercise limitation provided for in Section 2.14, with such exercise to be effective upon receipt by the Company of such notice, such Exercise Amount and such Accredited Investor Certification (the “Effective Exercise”).

In the event the Warrantholder delivers an Accredited Investor Certification in connection with exercise of Warrants, unless there is then an effective registration statement covering the issuance or resale of the Warrant Shares to be issued upon exercise, the Warrant Shares shall bear the legend set forth in Section 2.13. If delivered to the Warrantholder via CREST, the Warrant Shares shall be issued free of any restrictive legends (with such Warrant Shares being eligible for trading on AIM, a market operated by London Stock Exchange plc (“AIM”) (if at the relevant time the Shares continue to be admitted to trading on AIM) and, if there is an effective registration statement covering the Warrant Shares to be issued upon exercise, then the Warrant Shares may be issued to the custodian of the Depositary (as defined in the Securities Purchase Agreement) and deposited with the Depositary, and, following such deposit the Company will direct the Depositary to issue an amount of ADSs (as defined in the Securities Purchase Agreement) via DTC (with such shares being eligible for listing on the Nasdaq Global Market or the Nasdaq Capital Market (“Nasdaq”) (in each case, as applicable).

Once received by the Company, an Exercise Notice shall be irrevocable save with the consent of the directors of the Company (or a duly authorised committee thereof). If the Company has reasonable grounds to object to any attempted exercise, it must give written notice of such objection within two (2) Business Days of receipt of the related Exercise Notice.

The Company shall issue Warrant Shares on the basis of the Warrants exercised in accordance with this Section 2.3, or resulting from the cashless exercise procedure pursuant to Section 2.4, to the exercising Warrantholder. Warrant Shares issued on the basis of Warrants exercised in accordance with this Section 2.3, or resulting from the cashless exercise procedure pursuant to Section 2.4, shall be: (i) written up in the Company’s register of members as soon as practicable (and in any event within 4 Business

6

Days) of the Effective Exercise, and if the applicable Exercise Notice requires the issue of share certificates, the applicable share certificates shall be issued to the relevant Warrantholders as soon as practicable (and in any event within 10 Business Days) of the issuance of the referable Warrant Shares; (ii) admitted to trading as set forth in Section 3.1; and (iii) if the applicable Exercise Notice requires delivery in uncertificated form, delivered to the relevant CREST account as set forth in Section 3.1.

Unless a relevant Exercise Notice is revoked or automatically cancelled in accordance with these Terms and Conditions, delivery of the Warrant Shares issuable upon exercise shall be made as soon as practicable (and in any event within 4 Business Days) after the Effective Exercise, provided that in the case of the cashless exercise procedure pursuant to Section 2.4 delivery of the Warrant Shares resulting therefrom shall be made as soon as practicable (and in any event within 4 Business Days) following receipt by the Company of the relevant Nominal Price (as defined in Section 2.4).

If by the close of the fourth Business Day period set out in the preceding paragraph, the Company fails (other than as a result of a failure within the CREST system) to deliver to the Warrantholder the required number of Warrant Shares to which the Warrantholder is entitled pursuant to the relevant exercise, and if after such 4 Business Day period and prior to the receipt of such Warrant Shares, the Warrantholder purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares which the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within 3 Business Days after the Warrantholder’s request promptly honor its obligation to deliver to the Warrantholder the Warrant Shares and pay cash to the Warrantholder in an amount equal to the excess (if any) of Warrantholder’s total purchase price (including brokerage commissions actually incurred, if any) for the Shares so purchased in the Buy-In over the product of (A) the number of Shares purchased in the Buy-In, multiplied by (B) the Closing Price (as defined above) of a Share on the date of Effective Exercise.

The Warrants shall be exercised and the Warrant Shares shall be issued subject to and in accordance with any applicable laws or regulations to which the Company is subject including the AIM Rules for Companies and the Market Abuse Regulation (EU 596/2014) and any other laws or regulations applicable in the jurisdiction in which the Warrantholder is located.

If, following delivery of Warrant Shares, the Warrantholder deposits those Warrant Shares with the Depositary for delivery of ADSs, the Company shall use its reasonable endeavours to cooperate with any reasonable request made of the Company by or on behalf of the Depositary in connection with such deposit and any sale of the ADSs under an effective registration statement covering such ADSs or pursuant to an exemption from registration available under the U.S. securities laws; provided, any ADSs (either certificates or book entry notations) shall be issued with restrictive legends under the Securities Act if, at the time of such deposit of the Warrant Shares, the ADSs have not then been registered for resale under that the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

7

2.4	Cashless Exercise

In place of a subscription at full Warrant Exercise Price, a Warrantholder may, at its sole discretion, elect to exchange all or any portion of its Warrants by way of cashless exercise for such number of Warrant Shares calculated using the following formula:

where:

A =	the number of Warrant Shares to be issued to the Warrantholder;

B =

the number of Warrant Shares that would be issued to the Warrantholder in respect of the Warrants being exchanged if they were exercised at full Warrant Exercise Price rather than by way of cashless exercise;

C =	the Closing Price at the time of delivery of the Exercise Notice giving rise to the applicable cashless exercise; and

D =	the Warrant Exercise Price per Warrant Share, as adjusted hereunder.

Where the Warrantholder elects to exchange its Warrants by way of cashless exercise, the Warrantholder shall subscribe at nominal value for the Warrant Shares resulting from the above formula (the aggregate nominal value payable to the Company in respect of all such Warrant Shares being so subscribed shall be rounded up to the nearest £1 (the “Nominal Price”)).

The Company shall notify the Warrantholder of the Nominal Price and the Warrantholder covenants to pay the Nominal Price to the Company in cash in the manner set out in sub-paragraph (a) of Section 2.3 within 4 Business Days of such notification.

An issue of Warrant Shares to the Warrantholder pursuant to an election made in accordance with this Section 2.4 shall fully satisfy the Company’s obligations to issue Warrant Shares to such Warrantholder and, following such issue, the number of Warrant Shares for which that Warrantholder shall be entitled to subscribe shall be reduced by the number of Warrant Shares represented by the figure “B” in the formula above in respect of the relevant election.

If the Closing Price is less than the Warrant Exercise Price, and Exercise Notice shall be automatically cancelled.

The “Closing Price” means: (i) if at the relevant time the Shares continue to be admitted to trading on AIM, the most recently reported closing price of one Share on AIM; or (ii) if at the relevant time the Shares are no longer admitted to trading on AIM, the implied price of one Share in pounds sterling by reference to the most recently reported closing price of an ADS on Nasdaq. For the purposes of (ii), the closing price of an ADS shall be converted into pounds sterling in accordance with Section 3.5.

8

The provisions above permitting “cashless exercise” are intended, in part, to enable the parties to take the position that the exchange of this Warrant for Warrant Shares pursuant to such provisions will be characterized as and constitute a valid reorganization in the form of a recapitalization under section 368(a)(1)(E) of the U.S. Internal Revenue Code of 1986, as amended.

2.5	Shareholder Rights

The Warrant Shares subscribed for on the basis of the Warrants will rank for all dividends declared, made or paid after the date of issue and otherwise rank pari passu with the existing ordinary shares in the capital of the Company.

2.6	Adjustment for Subdivisions and Consolidations

If the Company, prior to the Shareholder Approval Date (as defined in the Securities Purchase Agreement), or following Shareholder Approval (as defined in the Securities Purchase Agreement) and prior to the end of the Share Subscription Period, shall effect a subdivision of its ordinary shares, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares issuable upon exercise of such Warrant shall be proportionately increased. If the Company, prior to the end of the Share Subscription Period shall consolidate its ordinary shares, the Warrant Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of shares issuable upon exercise of such Warrant shall be proportionately decreased. Any adjustment under this Section 2.6 shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

2.7	Adjustment for Certain Dividends and Distributions

If the Company, prior to the Shareholder Approval Date, or following Shareholder Approval and prior to the end of the Share Subscription Period, shall make or issue, or fix a record date for the determination of holders of its ordinary shares entitled to receive, a dividend or other distribution to the shareholders payable in ordinary shares in the Company, then and in each such event the Warrant Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)	the numerator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)

the denominator of which shall be the total number of ordinary shares outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of ordinary shares issuable in payment of such dividend or distribution;

9

and the number of shares issuable upon exercise of such Warrant shall be multiplied by the inverse of such fraction; provided, however, that (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Exercise Price and the number of issuable shares shall be recomputed accordingly as of the close of business on such date and thereafter the Warrant Exercise Price and the number of issuable shares shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions, if any; and (ii) no such distribution or dividend shall be made to the extent that the consequent adjustment under this Section 2.7 would be unlawful (including pursuant to s549 Companies Act 2006) and/or would be subject to pre-emption rights (including pursuant to s561 Companies Act 2006).

2.8	Adjustments for Other Dividends and Distributions

If the Company, prior to the Shareholder Approval Date, or following Shareholder Approval and prior to the end of the Share Subscription Period, shall: (i) pay or declare a dividend payable to all shareholders payable in cash or in specie out of profits available for distribution; or (ii) make any distribution or return of share capital (including share premium account and capital redemption reserve) to shareholders in cash or in-specie, then and in each such event the Warrant Exercise Price then in effect immediately before such event shall be decreased as of such event by multiplying the Warrant Exercise Price then in effect by a fraction:

(a)

the numerator of which shall be equal to (i) the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors) minus (ii) the amount per issued ordinary share of such dividend or distribution; and

(b)

the denominator of which shall be the Closing Price on the day immediately prior to the date when such event was first published (or if there is no such price, the fair market value of one ordinary share of the Company as of such date as determined in good faith by the Board of Directors).

In the event that the application of the above fraction would result in an increase in the Warrant Exercise Price, then no adjustment shall be made hereunder. If the Company distributes assets other than cash, the amount per outstanding share of the distribution shall be calculated by reference to the fair market value of the assets distributed as determined in good faith by the Board of Directors of the Company. No adjustment shall be made pursuant to this Section 2.8 where the relevant dividend or distribution falls within Section 2.7.

10

2.9	Adjustment for Reorganization

If, prior to the Shareholder Approval Date, or following Shareholder Approval and prior to the end of the Share Subscription Period, there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or demerger involving the Company in which the Company’s ordinary shares are converted into or exchanged for securities, cash or other property (other than an event covered by Sections 2.6, 2.7, 2.8 or 2.10) (collectively, a “Reorganization”), then, following such Reorganization, the Warrantholder shall receive upon exercise of the Warrants the kind and amount of securities, cash or other property, if any, which the Warrantholder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. Appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder, to the end that the provisions set forth in these Terms and Conditions (including provisions with respect to changes in and other adjustments of the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of the applicable Warrants.

2.10	Treatment of Warrants in an Acquisition

In the event of an Acquisition prior to the Shareholder Approval Date, or following Shareholder Approval and prior to the end of the Share Subscription Period, the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby each Warrantholder shall thereafter continue to have the right to purchase and receive upon the Terms and Conditions and in lieu of the Warrant Shares issuable upon exercise of the Warrants held by such Warrantholder (without regard to any limitations on exercise contained in such Warrants), shares of voting stock (the “Alternate Warrants”) in such successor, surviving or acquiring entity (as the case may be, the “Acquirer”), such that the aggregate value of the Warrantholder’s warrants to purchase such number of shares of the Acquirer (where the value of a warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix (A) hereto, without regard to any limitations on exercise contained in such Warrants), is equivalent to the aggregate value of the Warrants held by such Warrantholder (where the value of each Warrant to purchase one Warrant Share is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto, without regard to any limitations on exercise contained in such Warrants). Furthermore, the Alternate Warrants shall have the same expiration date as the Warrants, and shall have a strike price, KAcq, that is calculated in accordance with Appendix (A) hereto. For the avoidance of doubt, if the Acquirer surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 2.10 and Appendix (A) hereto.

(a)

Moreover, appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise of the Alternate Warrants. The Company shall use its best efforts to ensure that prior to or simultaneously with the consummation thereof the successor corporation resulting

11

from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Warrantholder to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants, at the last address of such holder appearing on the books of the Company, the Alternate Warrants to purchase such shares of stock of the Acquirer, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and otherwise assume the other obligations under these Warrants. The provisions of this Section 2.10 shall similarly apply to successive Acquisitions.

(b)

If the Company, in spite of using its best efforts, is unable to ensure that the Warrantholder shall have the Alternate Warrants until the expiration of the Share Subscription Period in connection with any Acquisition, then the Company (or the Acquirer) shall (to the extent lawful) pay the Warrantholder an amount equal to the Black-Scholes Value of this Warrant (where the value of each Warrant to purchase one Warrant Share is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto), unless the holders together of Warrants and Note Warrants representing at least two-thirds of the aggregate number of Warrant Shares issuable upon the exercise of all outstanding Warrants and of Shares issuable upon the exercise of all outstanding Note Warrants (in each case without regard to any limitations on exercise) (the “Majority Holders”) determine to waive such requirement to make such payment. Such payment shall be made in cash in the event that the Acquisition results in the shareholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company determined according to SCorp in Appendix (B) hereto) in the event that the Acquisition results in the shareholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction. In the event that the shareholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Warrantholders shall (to the extent lawful) also be made in both cash and shares in the same proportion as the consideration received by the shareholders. Following any payment required pursuant to this Section 2.10(b), the Warrant shall terminate, without payment of any additional consideration therefor.

(c)

Notwithstanding anything to the contrary hereunder, if the Acquisition is (1) a transaction where the consideration paid to the holders of the Shares consists of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, (3) an Acquisition involving a person or entity not traded on a regulated market (within the meaning of the Markets in Financial Instruments Directive (2004/39(EC))) or a United States national securities exchange or (4) a transaction for which the Majority Holders reasonably determine that the Alternate Warrants proposed to be provided by the Acquirer do not satisfy the terms hereof (provided, that such holders consult with the Company and provide a written basis for such determination and that includes evidence of such determination by the Majority Holders), at the request of the Warrantholder

12

delivered before the ninetieth (90th) day after such Acquisition, the Company (or the Acquirer) shall (to the extent lawful) purchase this Warrant from the Warrantholder by paying to the Warrantholder, within five (5) Business Days after such request (or, if later, on the effective date of the Acquisition), cash in an amount equal to the Black-Scholes Value of this Warrant (where the value of each Warrant to purchase one Warrant Share is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix (B) hereto). Following any payment required pursuant to this Section 2.10(c), the Warrant shall terminate, without payment of any additional consideration therefor.

Notwithstanding the foregoing provisions of this Section 2.10, if Shareholder Approval has not then been received, this Section 2.10 shall not apply to any Acquisition occurring after August 8, 2023.

An “Acquisition” means any of the following: (i) any sale or similar transaction of all or substantially all of its assets in one or a series of related transactions; (ii) any merger, reorganization, consolidation, demerger or other similar transaction or a series of related transactions with or into another person in which the Company is not the survivor or the shareholders of the Company immediately before the transaction or series of related transactions own, directly or indirectly, less than a majority by voting power of the issued shares of the surviving or successor entity immediately after the transaction or series of related transactions; (iii) a scheme of arrangement under Part 26 of the Companies Act of 2006 pursuant to which all of the securities or shares in the Company become vested in a third party; (iv) a takeover offer within the meaning of Part 28 of the Companies Act 2006, or a public tender offer for the shares in the Company, pursuant to which a majority of its ordinary shares are acquired by a third party; or (v) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) or any successor provision) directly or indirectly, of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, or any successor provision) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the voting power of the outstanding voting shares or economic interests in the then outstanding shares of capital stock of the Company.

2.11	Rights of Warrantholders in Certain Situations

(a)

If, prior to the end of the Share Subscription Period, an effective resolution for the winding up of the Company is passed, which is preceded by the making of a statutory declaration of solvency under s89 Insolvency Act 1986, for the purposes of ascertaining its rights in the winding up, be treated as if it had, immediately before the passing of the resolution, fully exercised its outstanding Warrants and shall be entitled to receive out of the assets available in the liquidation pari passu with the holders of the ordinary shares such sum as it would have received had it been the holder of all such ordinary shares to which it would have been entitled by virtue of that exercise after deducting a sum equal to the sum which would have been payable for Warrant Shares, but nothing in this Section 2.11 shall require the Warrantholder to make any payment to the Company or any other person.

13

(b)	Without duplication in respect of Section 2.9 or Section 2.10:

(i)

If, prior to the end of the Share Subscription Period, the Company makes a resolution to acquire its own shares through a tender offer to all the shareholders or to acquire other special rights entitling to shares issued in one or more transactions that were related to the offering of the Warrants (the “Related Offerings”) through a tender offer to all holders of such rights, the Company shall make an equal offer to the Warrantholders in respect of the Warrants. If the Company acquires its own shares in any other manner, or if the Company acquires stock options or special rights entitling to shares other than those issued in the Related Offerings, no measures will need to be taken in relation to the Warrants.

(ii)

If, prior to the end of the Share Subscription Period, a tender offer regarding all shares, stock options and other special rights issued by the Company is made by a party other than the Company, including pursuant to a scheme of arrangement under Part 26 of the Companies Act 2006, then the Warrantholders may transfer all of their Warrants to such offeror, as the case may be. If any such tender offer results in the third party acquiring a majority of the ordinary shares of the Company, then that event shall be deemed an “Acquisition” as set forth above.

The Board of Directors may at its discretion in any of the situations mentioned in this Section 2.11(b)(ii), also give the Warrantholders an opportunity (which for the avoidance of doubt shall not foreclose the Warrantholders from exercising the Warrants for the securities or other property for which they would otherwise have been exercisable) to exercise the Warrants or to convert the Warrants into equity issued by the offeror, as the case may be, on such terms and within such reasonable time period prior to the completion of the tender offer, as resolved by the Board of Directors.

Notwithstanding the foregoing provisions of this Section 2.11, if Shareholder Approval has not then been received, this Section 2.11 shall not apply to: (A) any winding up contemplated by Section 2.11(a), (B) any acquisition of own shares contemplated by Section 2.11(b)(i), or (C) any tender offer contemplated by Section 2.11(b)(i), in each case occurring after August 8, 2023.

2.12	Notice of Adjustment

To the extent reasonably practicable and not prohibited by law, not less than ten (10) Business Days prior to the record date or effective date, as the case may be, of: (i) any action which requires or might require an adjustment or readjustment of the Warrant Exercise Price or the number, amount or type of securities or other assets issuable upon

14

exercise of the Warrants; or (ii) an Acquisition, the Company shall give notice to the Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, with, if determinable, the required adjustment and computation thereof. If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrantholder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.

2.13	Legend

Neither the Warrants nor the Warrant Shares issuable upon exercise of the Warrants have been or will be registered under the Securities Act or under any state securities laws of the United States, except as provided under the Registration Rights Agreement. Except as otherwise permitted by Section 2.3, each Warrant Certificate and each certificate representing the Warrant Shares shall bear the following legends or such variations thereof as the Company may prescribe from time to time:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT IN COMPLIANCE WITH THE SECURITIES ACT, (B) RULE 903 or 904 PURSUANT TO THE SECURITIES ACT, OR (C) RULE 144 UNDER THE SECURITIES ACT (UPON FURNISHING TO THE COMPANY SUCH REPRESENTATION LETTERS AS THE COMPANY MAY REQUIRE), OR (II) UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, SHALL BE PROVIDED TO THE COMPANY, PROVIDING THAT SUCH SALE, TRANSFER OR ASSIGNMENT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

2.14	Exercise Limitation

Notwithstanding any provisions herein to the contrary, the Warrantholder shall not be entitled to exercise Warrants if, immediately prior to or after giving effect to such exercise, such Warrantholder beneficially owns 9.99% or more of the outstanding Shares, and the Warrantholder shall not be entitled to exercise Warrants for a number of Shares in excess of that number of Shares which, upon giving effect to such exercise, would cause the aggregate number of Shares deemed beneficially owned by the Warrantholder to exceed 9.99% of the outstanding Shares following such exercise. For purposes of the foregoing proviso, the aggregate number of Shares beneficially owned by the Warrantholder shall include the number of Shares issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the Shares which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Warrantholder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Warrantholder subject to a limitation on conversion or exercise analogous to the limitation contained

15

herein. Except as set forth in the preceding sentence, for purposes of this Section 2.14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. Notwithstanding the foregoing, the Warrantholder may increase or decrease the foregoing limitation to any other percentage, by written notice to the Company; provided, that the Warrantholder may not decrease the limitation prior to August 8, 2020; provided, further, that a request to increase such limitation requires not less than 61 days prior written notice (with such waiver of the foregoing limitation or request to increase such limitation taking effect only upon the expiration of such 61 day notice period and applying only to the Warrantholder and not to any other holder of Warrants) and that such limitation shall never be increased above 19.99%. For purposes of this Section 2.14, in determining the number of outstanding Shares, the Warrantholder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent periodic report filed with the SEC on the date thereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company or its transfer agent setting forth the number of Shares outstanding. Upon the written request of the Warrantholder, the Company shall use commercially reasonable efforts to within confirm in writing or by electronic mail to the Warrantholder the number of Shares then outstanding within three (3) Business Days after written request by such Warrantholder. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder since the date as of which such number of outstanding Shares was reported.

2.15	Exercise Price Limitation

Notwithstanding anything to the contrary in these Terms and Conditions, no adjustment of the Warrant Exercise Price pursuant to any of Sections 2.6 to 2.9 shall result in the Warrant Exercise Price being less than the nominal value of a Warrant Share.

3.	Other Terms

3.1	Stock Exchange Listing and Government Approvals

The Company will, at its own expense, use its commercially reasonable efforts to: (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations under these Terms and Conditions; (b) to effect the admission to trading of the Warrant Shares on AIM (if at the relevant time the Shares continue to be admitted to trading on AIM); (c) with respect to Warrant Shares that are to be delivered in uncertificated form (as specified in the applicable Exercise Notice), deliver such Shares, as soon as possible following issuance, to the CREST account provided for in such Exercise Notice, provided that, if there is a failure within the CREST system on the date of issuance of the Warrant Shares that renders delivery of uncertificated shares impracticable, the Company may either, at the Warrantholder’s election (1) deliver definitive share certificates in accordance with Section 2.3 in lieu of uncertificated shares or (2) delay delivery of Warrant Shares until such failure ceases to exist (such delay not to exceed three Business Days from the date the failure ceases to exist).and (d) maintain the listing of the ADSs on Nasdaq or another United States national securities exchange.

16

3.2	Governing Law and Jurisdiction

These Terms and Conditions, and any non-contractual rights or obligations arising out of or in connection with them or their subject matter, shall be governed by and construed in accordance with English law. By accepting Warrants, the Warrantholder submits to the non-exclusive jurisdiction of the English courts.

3.3	Notices

All notices related to the Warrants by the Company shall be sent by express courier or e-mail to the addresses provided to the Company by the respective Warrantholders. The notices related to the Warrants to the Company may be sent by express courier or e-mail to:

Mereo BioPharma Group plc

Address: Fourth Floor, One Cavendish Place, London, W1G 0QF, United Kingdom

E-mail: legal@mereobiopharma.com

Attention: General Counsel

A notice made in accordance with the above shall be deemed to have been received by its recipient on (i) the fourth (4th) Business Day after the day of sending if sent by express courier, or (ii) on the day of transmission if sent by e-mail, provided that a confirmation of successful transmission has been obtained from the recipient.

3.4	Lost or destroyed Warrant Certificates

If any certificate for Warrant Certificate is worn out or defaced then upon production of such Warrant Certificate to the Directors of the Company they may cancel the same and may issue a new Warrant Certificate in lieu thereof. If any such Warrant Certificate be lost or destroyed then upon proof thereof to the reasonable satisfaction of the Directors of the Company in their sole discretion (or in default of proof, on such indemnity as the Directors of the Company may deem adequate being given) a new Warrant Certificate in lieu thereof may be given to the persons entitled to such lost or destroyed Warrant Certificate free of charge (save as regards any payment pursuant to any such indemnity).

3.5	Variation of Rights

(a)

All or any of the rights for the time being attached to the Warrants may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the Company and with either the consent in writing of the Majority Holders or with the sanction of a Special Resolution of the Warrantholders. All the provisions of the Articles of Association of the Company as to general meetings of the Company shall mutatis mutandis apply to any separate meeting of the Warrantholders as though the Warrants were a class of shares forming part of the Company and as if such provisions were expressly set out in extenso herein but so that:

(i)	the necessary quorum shall be the Warrantholders (present in person or by proxy) entitled to subscribe for one-third in nominal amount of the Warrant Shares subject to outstanding Warrants;

17

(ii)

every Warrantholder present in person or by proxy at any such meeting shall be entitled on a show of hands to one vote and on a poll to one vote for every Warrant Share for which it is entitled to subscribe pursuant to the Warrants;

(iii)	any Warrantholder or Warrantholders of 10 per cent. or more of the aggregate outstanding Warrants present in person or by proxy may demand or join in demanding a poll; and

(iv)	if at any adjourned meeting a quorum as above defined is not present those holders of outstanding Warrants who are then present in person or by proxy shall be a quorum.

(b)

“Special Resolution” for the purposes of this Section 3.5 means a resolution proposed at a meeting of the Warrantholders duly convened and held and passed by a majority consisting of not less than 66 2/3 per cent. of the votes cast, whether on a show of hands or on a poll.

3.6	Other Matters

By subscribing for the Warrants, the Warrantholders undertake to adhere to these Terms and Conditions.

In discharging any obligations hereunder, the parties acknowledge and agree that time shall be of the essence.

For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used in converting amounts specified in one currency into another currency shall be the closing mid-point rate for exchanges between those currencies quoted in the Financial Times (London edition) at the close of business in the United Kingdom on the Business Day immediately prior to the date of the conversion.

Except as expressly provided in the following sentence, a person who is not a party to this Instrument shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these Terms and Conditions. The provisions of these Terms and Conditions are intended to confer rights and benefits on the Warrantholders and such rights and benefits shall be enforceable by each of them to the fullest extent permitted by law.

The Warrantholders shall be solely responsible for any taxes, duties and other such payments possibly incurred by the holders of Warrants in relation to receiving the Warrants and the subscription or transfer of any Warrant Shares under these Terms and Conditions.

The Board of Directors shall resolve upon all other matters related to the Warrants and to amend the technical procedures relating to the Warrants (including, but not limited to, additional procedures related to the subscription of Warrant Shares), provided, in each case, that such actions, resolutions or amendments are not prejudicial to the Warrantholders.

18

Exhibit A

Form of Warrant Assignment

19

Exhibit B

Form of Accredited Investor Certification

20

Exhibit C

Form of Exercise Notice

21

APPENDIX A

Black-Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq over the 20-day period ending three trading days prior to the closing of the Acquisition described in Section 2.10 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Acquisition if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

s = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange or Nasdaq over a 20-day trading period, determined by the Majority Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Acquisition described in Section 2.10 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the- counter market over a 20-day trading period, determined by the Majority Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Acquisition if the Acquirer’s stock is then actively traded in the over-the-counter market, or 1.0 (or 100%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the- counter market. In no event will the volatility variable be more than 1.0 (or 100%).

N = cumulative normal distribution function

ln = natural logarithm

l = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Acquisition.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

APPENDIX B

Black-Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one Share in the Company shall be:

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the Closing Prices over the 20-day period ending three trading days prior to the closing of the Acquisition described in Section 2.10 if the Company stock is then traded on AIM or Nasdaq, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Acquisition if the Company’s stock is then actively traded in the over-the-counter market, if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market, or the most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

s = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange or Nasdaq Global Market over a 20- day trading period, determined by the Majority Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Acquisition described in Section 2.10 if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Majority Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Acquisition if the Company’s stock is then actively traded in the over-the-counter market, or 1.0 (or 100%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market. In no event will the volatility variable be more than 1.0 (or 100%).

N = cumulative normal distribution function

l = dividend rate of the Company for the most recent 12-month period at the time of closing of the Acquisition.

KCorp = strike price of Warrant

24

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp

APPENDIX C

Form of Warrant Certificate

26

Exhibit D-1

Form of Legal Opinion of Mayer Brown International LLP

Exhibit D-2

Form of Legal Opinion of Mayer Brown LLP

Exhibit E

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 3, 2020, by and among Mereo BioPharma Group plc, a company incorporated under the laws of England and Wales (the “Company”), and the several purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers named therein (the “Purchase Agreement”), pursuant to which, among other things, the Company agreed to offer and sell and such Purchasers agreed to purchase the following securities of the Company: (x) a unit (referred to for convenience as “Ordinary Units”), consisting of (i) one ordinary share of the Company, nominal value £0.003 per share (such class of shares, the “Ordinary Shares,” and all such shares to be issued to the Purchasers and any other securities into which such shares are converted or exchanged, the “Shares”) together with (ii) one warrant to subscribe for 0.50 Ordinary Shares (all such warrants to be issued to the Purchasers, the “Ordinary Warrants”), at a purchase price of £0.174 per Unit and (y) a unit (referred to for convenience as the “Convertible Units”) consisting of (i) one convertible promissory note in the original aggregate principal amount of £1, issued pursuant to the Convertible Loan Note Instrument (as defined in the Purchase Agreement) in the form of Part 1 of Schedule 1 thereto (all such convertible promissory notes to be issued to the Purchasers, the “Notes”) together with (ii) Warrants to purchase a number of Ordinary Shares equal to 0.5 times the number of Ordinary Shares initially issuable upon conversion of each Note (all such warrants to be issued to the Purchasers, the “Note Warrants” and together with the Ordinary Warrants, the “Warrants”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ADS” means American Depositary Shares representing interests in the Ordinary Shares pursuant to a sponsored American Depositary Receipt facility with the Depositary.

“Advice” has the meaning set forth in Section 6(c).

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Agreement” has the meaning set forth in the Preamble.

“AIM” means the AIM Market operated by London Stock Exchange plc.

“Business Day” means any day, other than a Saturday, Sunday or federal legal holiday in the United States of America or public or bank holiday in the United Kingdom.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Conversion Shares” means the Ordinary Shares issuable upon conversion of the Notes, and any other securities into which such shares are converted or exchanged.

“Convertible Units” has the meaning set forth in the recitals.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Designated Purchaser Counsel” means the legal counsel designated by the Required Holders which shall initially be Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, Attention: Geoffrey W. Levin.

“Depositary” means the depositary engaged by the Company for the issuance and transfer of ADSs.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the forty-fifth (45th) calendar day following the Filing Deadline (or the seventy-fifth (75th) calendar day following the Filing Deadline in the event of a full review by the Commission) unless the Required Holders agree in writing to extend such deadline at the Company’s request; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Event” has the meaning set forth in Section 2(d).

“Event Date” has the meaning set forth in Section 2(d).

“Existing Registration Rights Agreement” has the meaning set forth in the Purchase Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the thirtieth (30th) calendar day following the Closing Date, provided, however, that in each case if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“Foreign Private Issuer” means a “foreign private issuer,” as defined in Rule 405 under the Securities Act. At any time the Company is not a Foreign Private Issuer, any references in this Agreement to a form or filing that may be made by a Foreign Private Issuer shall be deemed to be references to the corresponding form or filing that may be made by an entity that is not a Foreign Private Issuer.

“FINRA” has the meaning set forth in Section 3(i).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Lead Purchaser” means OrbiMed Private Investments VI, LP.

“Liquidated Damages” has the meaning set forth in Section 2(d).

“Losses” has the meaning set forth in Section 5(a).

“Ordinary Shares” has the meaning set forth in the recitals.

“Ordinary Units” has the meaning set forth in the recitals.

“Ordinary Warrants” has the meaning set forth in the recitals.

“New Registration Statement” has the meaning set forth in Section 2(a).

“Note Warrants” has the meaning set forth in the recitals.

“Notes” has the meaning set forth in the recitals.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), by or before any court or governmental, administrative or other regulatory body or the Commission, whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, 430B or Rule 430C under the Securities Act, as applicable, promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Preamble.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Registrable Securities” means all of (i) the Shares, (ii) the Conversion Shares, (iii) the Warrant Shares and (iv) any securities issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Shareholder Questionnaire; and provided, further, that with respect to a particular Holder, such Holder’s Shares, Conversion Shares and Warrant Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); (B) a sale of Ordinary Shares on AIM; or (C) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement, any Remainder Registration Statements, a Demand Registration Statement and a Piggyback Registration Statement), amendments and supplements to such Registration Statements, including pre- and post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” has the meaning set forth in Section 2(a).

“Required Holders” means the holders of a majority of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Shareholder Questionnaire” means a questionnaire in the form attached as Annex A hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Ordinary Units” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in the recitals.

“Trading Day” means a day on which the Ordinary Shares are listed or quoted and traded on its Principal Market; provided, that in the event that the Ordinary Shares are not so listed or quoted, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on which the Ordinary Shares are listed or quoted for trading on the date in question; for the avoidance of doubt, AIM shall not constitute a Trading Market.

“Warrant Shares” means the Ordinary Shares issued or issuable upon exercise of the Warrants and any other securities into which such shares are converted or exchanged.

“Warrants” has the meaning set forth in the recitals.

2. Registration.

(a) Shelf Registration Statement. On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not previously covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as approved by the Required Holders (the “Initial Registration Statement”). The Initial Registration Statement shall be on F-1 or S-1 (or such shorter registration form as may then be available to the Company), as may then be applicable to the Company, and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section in a form to be agreed by the parties promptly after Closing. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on a continuous basis as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission to permit offers and sales of the Registrable Securities pursuant to the Initial Registration Statement, or (ii) withdraw the Initial Registration Statement and file one or more new registration statements (together, the “New

Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on the applicable form; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Compliance and Disclosure Interpretation 612.09 with respect to the Securities Act Rule 415, dated Jan. 26, 2009, compiled by the Commission’s Division of Corporation Finance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of securities to be registered on such Registration Statement will first be reduced by securities that are not Registrable Securities, and second by Registrable Securities represented by holders of Warrant Shares (applied, in the case that some Warrant Shares may be registered, to such Holders on a pro rata basis based on the number of unregistered Warrant Shares held by such Holders), and third by Registrable Securities represented by holders of Conversion Shares (applied, in the case that some Conversion Shares may be registered, to such Holders on a pro rata basis based on the number of unregistered Conversion Shares held by such Holders), and fourth by Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to such Holders on a pro rata basis based on the number of unregistered Shares held by such Holders), subject to a determination by the Commission that certain Holders must be reduced first based on the number of Shares, Conversion Shares and Warrant Shares held by such Holders In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on the applicable form (the “Remainder Registration Statements”).

(b) The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement, any New Registration Statement and any Remainder Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep each such Registration Statement continuously effective under the Securities Act until the earliest of (i) such time as all of the Registrable Securities covered by such Registration Statement have been sold by the Holders, (ii) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by counsel to the Company following discussions with the Company’s registrar (including pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent, registrar or Depositary), and (iii) the third anniversary of the effectiveness thereof (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 P.M. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of such Registration Statement on or before the first Trading Day after the date that the Company telephonically confirms effectiveness with the Commission, which date of confirmation shall initially be the date requested for effectiveness of such Registration Statement. The Company shall, within two (2) Business Days after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

(c) Each Holder agrees to furnish to the Company a completed Selling Shareholder Questionnaire not more than five (5) Trading Days following the date of this Agreement. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Shareholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, no later than three (3) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire and a response to any requests for further information as described in the previous sentence at least three (3) Business Days prior to the applicable anticipated filing date. Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire or request for further information as described in this Section 2(c) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement. Each Holder, by its acceptance of the Registrable Securities, shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement or amendment or supplement filed hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(d) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline (other than as a result of the objection of the Required Holders under Section 3(a) hereof that makes it impracticable for the Company to satisfy the Filing Deadline), (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement) to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) subject to Section 3(h), the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding any Holder holding no less than the majority of the Registrable Securities) in each case for more than an aggregate of thirty (30) consecutive calendar days or sixty (60) calendar days (which need not be consecutive days) during any twelve (12) month period (other than as a result of a breach of this Agreement by a Holder holding no less than the majority of the Registrable Securities or such Holder’s failure to return a Selling Stockholder Questionnaire within the time period provided by Section 2(d) hereof), or (iv) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such thirty (30) or sixty (60) calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to three percent (3.0%) of the aggregate purchase price paid by the original holder of such Shares and Notes pursuant to the Purchase Agreement, for any unregistered Registrable Securities then held by such Holder, which amount shall increase by one percent (1.0%) on the one-month anniversary of such Event Date that any such Event remains uncured; provided, that the parties agree that, notwithstanding anything to the contrary herein or in the Purchase Agreement, as applicable, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period, and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, five percent (5%) of the aggregate purchase price paid by the original holder of such Shares and Notes pursuant to the Purchase Agreement. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(d) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of any Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Holder).

(e) “Piggy-Back” Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Ordinary Shares or ADSs under the Securities Act in connection with the public offering in the United States of such securities solely for cash, other than (i) the initial registration under the Securities Act of any series or class of the Company’s securities, (ii) a registration under the Securities Act relating solely to the sale of securities to participants in an equity award plan, (iii) a registration under the Securities Act on Form F-4 or S-4, as may then be applicable to the Company (or any successor form), relating solely to a transaction pursuant to the SEC’s Rule 145 or (iv) a registration pursuant to the Existing Registration Rights Agreements, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request by a Holder given to the Company within ten (10) days after such notice by the Company, the Company shall, subject to the following paragraph, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered

(each such registration, a “Piggyback Registration”) on such registration statement (each, a “Piggyback Registration Statement”). For the avoidance of doubt, and notwithstanding the foregoing, the Company shall have no such Piggyback Registration obligation to the extent that a depositary (other than the Depositary) for the Ordinary Shares files a registration statement on Form F-6 or other applicable form related to an unsponsored Level 3 American Depositary Receipt program.

In connection with any Piggyback Registration involving a primary sale of Ordinary Shares, the Company shall not be required to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in such offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all Ordinary Shares sought to be included therein by any director, consultant, officer or employee of the Company or any subsidiary. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in such offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders.

No incidental right under this Section 2(e) shall be construed to limit any other registration required hereunder.

(f) Exchange of Ordinary Shares for ADSs. The Company shall use commercially reasonable efforts to ensure that the Registrable Securities held in the form of Ordinary Shares held by the Holders are able to be deposited from time to time with the Depositary, and to cause the Depositary to issue an equivalent number of ADSs to the Holders in exchange therefor upon deposit of such Ordinary Shares.

(g) ADS Registration. The Company shall use commercially reasonable efforts to ensure that Ordinary Shares constituting Registrable Securities then represented by ADSs are registered for sale under the Securities Act and that the class of ADSs is registered under the Exchange Act during the Effectiveness Period.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 20-F or 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 6-K or 8-K and any similar or successor reports or any amendment as a result of the Company’s filing of a document that is incorporated by reference into the Registration Statement, in each case as may then be applicable to the Company), (i) furnish to the Holder or their Designated Purchaser Counsel copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day period, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably and timely objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day period described above.

(b) Use commercially reasonable efforts to (i) prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders or their Designated Purchaser Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Shareholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) during the Effectiveness Period, comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 20-F or 10-K, Form 10-Q or Form 6-K or 8-K, in each case as may then be applicable to the Company, or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission promptly after the day on which the Exchange Act report that created the requirement for the Company to amend or supplement such Registration Statement was filed with the Commission.

(c) Notify the Holders and their Designated Purchaser Counsel (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as practicable via electronic mail (and, in the case of (i)(A) below, not less than two (2) Trading Days prior to such filing): (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Shareholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Shareholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, the Company shall not disclose the content of such development or non-public information; and provided, further, the Company, by its use of the suspension under this clause (vi) makes no acknowledgement that any such information is material, non-public information.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates (if such securities are then represented by certificates) or book entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or book entry statements, as the case may be, shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c), the Company shall as promptly as practicable (but, in the case of Section 3(c)(vi), after taking into account the Company’s good faith assessment of any adverse consequences to the Company and its shareholders of the premature disclosure of such event) prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed sixty (60) calendar days (which need not be consecutive days) in any twelve (12) month period without incurring liability for Liquidated Damages otherwise required pursuant to Section 2(d)(iii)(B).

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of Ordinary Shares beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Ordinary Shares and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder holding no less than the majority of the Registrable Securities fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

(j) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rules 5110 and/or 5190 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing promptly and in any case within the time period then required by FINRA.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions, and all legal fees and expenses of legal counsel for any Holder other than those referred to in the penultimate sentence of this paragraph) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Ordinary Shares are then listed for trading and with AIM, (B) with respect to compliance with applicable laws of the United Kingdom, state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company pursuant to Section 3(j) above, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the FINRA Rules 5110 and/or 5190, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of any Depositary to the extent agreed between the Company and the Depositary (including those fees and charges in the circumstances contemplated by Section 2(f) on the basis that the parties acknowledge that the deposit of the Ordinary Shares and issuance of ADSs should be treated as a single transaction notwithstanding the intervening filing of the Resale Registration Statement), and (vii) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. The Company shall also pay all expenses incurred in connection with each Piggyback Registration by each Holder, including all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them in each such offering, but excluding share transfer taxes, underwriting discounts and commissions relating to the Registrable Securities. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall be responsible for the documented legal fees and expenses of the Lead Purchaser in connection with any Registration Statement (including, for the avoidance of doubt, any amendments or supplements thereto), not to exceed $50,000 in the aggregate. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions or any out-of-pocket expenses of any Holder, except to the extent provided for in the foregoing sentence and otherwise provided for in the Transaction Documents.

5. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, shareholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based solely upon (i) any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or relating solely to any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing in accordance with the notice provisions of this Agreement that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6(c) below, to the extent that following the receipt of the Advice the untrue statement or omission giving rise to such Loss would have been corrected or (C) to the extent that any such Losses arise out of the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents, shareholders, Affiliates and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, shareholders, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or relating solely to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing in accordance with the notice provisions of this Agreement that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party in its ability to defend the applicable action or proceeding.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder). The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company may provide share transfer orders to enforce the provisions of this Section 6(c). The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and the Holders holding no less than two-thirds (2/3) of the then outstanding Registrable Securities, in which case such amendment, modification, supplement or waiver shall be binding on all Holders, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of the Required Holders. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement provided that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within ten (10) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature were the original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(m) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Securities pursuant to the Transaction Documents has been made independently of each other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MEREO BIOPHARMA GROUP PLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF INVESTING ENTITY

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

ANNEX A

SELLING SHAREHOLDER NOTICE AND QUESTIONNAIRE

Exhibit F

Form of Lock-Up Agreement

Exhibit G

Accredited Investor Questionnaire

Exhibit H

Company Wire Instructions

Exhibit I

Form of Officer’s Certificate

Exhibit J

Ordinary Shares Beneficially Owned

Schedule 1

Accredited Investors Purchasing Pursuant to Regulation D

Schedule 2

Non-U.S. Persons Purchasing Pursuant to Regulation S